EXHIBIT A

  GE Capital Commercial Finance            Notice of Revolving Credit Advance

                                   Previously Faxed:   Yes   No   (Circle One)

Company Name:  Aid Auto Stores, Inc.    Date:  /  /       Certificate Number:

1.  ACCOUNTS RECEIVABLE (Line 5 of previous Notice
    of Revolving Credit Advance dated   /  /  )                              $

2.  Additions to Accounts Receivable since last
    Notice of Revolving Credit Advance                     $
    (A) New sales dated   /  /  to  /  /                   $
    (B) Other additions (Explain:                 )        $
    (C) TOTAL ADDITIONS                                                      $

3.  Reductions to Accounts Receivable since last Notice
    of Revolving Credit Advance
    (A) Cash collections dated   /  /  to  /  /            $
    (B) Discounts issued since last Notice of Revolving
        Credit Advance                                     $
    (C) Credit memos issued since last Notice of
        Revolving Credit Advance                           $
    (D) Other reductions/additions since last Notice of
        Revolving Credit Advance                           $
    (E) TOTAL REDUCTIONS                                                     $

4.  Other adjustments to Accounts Receivable
    (Explain:                              )                                 $

5.  NEW ACCOUNTS RECEIVABLE BALANCE (Total of Lines 1,
    2C, 3E, and 4)                                                           $

6.  Total ineligible Accounts Receivable (Line 2 of
    Borrowing Base Certificate dated   /  /  )                               $

7.  Eligible Accounts Receivable (Line 5 minus Line 6)                       $

8.  Eligible Accounts Receivable Availability (  % of Line 7)                $

9.  Eligible Inventory Availability (Line 6 of Borrowing
    Base Certificate dated   /  /  )                                         $

10. Reserves against availability                                            $

11. Total Borrowing Availability (The lesser of the
    total of Lines 8 and 9 minus line 10 or the
    Maximum Amount of $          )                                           $
12. BEGINNING REVOLVING CREDIT LOAN BALANCE
    (Line 16 of previous Notice of Revolving Credit
    Advance dated   /  /  )                                                  $

13. Plus Revolving Credit Advance requested                                  $

14. Less TOTAL cash collections against Revolving
    Credit Loan since last Notice of Revolving
    Credit Advance
    (A)  Date         Amt. $
    (B)  Date         Amt. $
    (C)  Date         Amt. $
    (D)  Date         Amt. $
    (E)  TOTAL CASH REMITTED                                                 $

15. New Revolving Credit Loan Balance
    (Line 12 plus Line 13 minus Line 14E)                                    $

16. NET BORROWING AVAILABILITY (Line 11 minus Line 15)                       $


The undersigned hereby certifies that the statements contained in Section 2.2 of the Loan and Security Agreement dated as of October 1, 1996 between Aid Auto Stores, Inc., General Electric Capital Corporation and the other parties thereto, if any (as from time to time amended, supplemented, restated to otherwise modified, the "Loan Agreement") are true and correct on the date hereof, and will be true and correct on the date of the requested Revolving Credit Advance, before and after giving effect thereto and the application of the proceeds therefrom.


                                          By:
                                          Title:





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SoftSolution Network ID: STM-77009.2        Type: NOT





                                  EXHIBIT B

                   FORM OF REVOLVING CREDIT NOTE

$10,000,000                                                New York, New York
                                                           October    , 1996

For value received, the receipt and sufficiency of which are hereby acknowledged, Aid Auto Stores, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), the sum of $10,000,000 (the "Maximum
Amount") or such greater or lesser amount as shall be advanced by Lender from time to time, together with interest on the unpaid balance of such amount from the date of the initial Revolving Credit Advance. This Note is the Revolving Credit Note issued under the Loan and Security Agreement among Borrower, the Subsidiary Guarantors (as defined therein) party thereto and Lender of even date herewith (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the "Agreement") to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This
Note is secured by the Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the Revolving Credit Rate, or, under the circumstances contemplated by the Agreement, at the Default Rate, in immediately available United States
Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Commitment Maturity Date. Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. Borrower acknowledges that (a) Lender is authorized under the Agreement to charge to the Revolving Credit Loan unpaid Obligations of Borrower to Lender, (b) the principal amount of the Revolving Credit Loan will be increased by such amounts, and (c) the principal, as so increased, will bear interest as provided for herein and in the Agreement.

To the fullest extent permitted by applicable law, Borrower waives:
(a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and
(c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Borrower agrees to pay to Lender all Fees and expenses described in Schedule E to the Agreement.

BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                             AID AUTO STORES, INC.
                                             ("Borrower")

                                             By:_________________________

                                             Title: _____________________




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SoftSolution Network ID: STM-76961.3        Type: NTE







                                   EXHIBIT C

   GE Capital Commercial Finance                  Borrowing Base Certificate

                                   Previously Faxed:   Yes   No   (Circle One)

Company Name:  Aid Auto Stores, Inc.      Date:   /  /           B.B.C.#

                                                   Aid Auto          Ames

1.  Period end accounts receivable as of:  /  /           $                  $

2.  Ineligible Accounts as of:  /  /
    Accounts over days from due/invoice Date       $
                            (circle one)           $                 $
    Intercompany accounts                          $                 $
    Government accounts                            $                 $
    Contra accounts                                $                 $
    Foreign accounts                               $                 $
       % Cross aging exclusion                     $                 $
    Other - dilution reserve                       $                 $
    Other                                          $                 $
    TOTAL INELIGIBLES                                     $                  $

3.  Eligible Accounts (Line 1 minus Line 2)               $                  $

4.  Eligible Accounts advance rate                        %                  %

4A. Outstanding principal of Ames Note                                       $

5.  Eligible Accounts availability
    (Line 3 multiplied by                                 $                  $
    Line 4; for Ames, but no greater than line 4A)        $                  $

6.  Eligible Inventory as of  /  /
                                      Source:

  Type     Gross Amount   (-) Ineligible   (x) Adv Rate   (=) Available or Cap




   Total Inventory availability                                     $

7.  Reserves against availability                                   $

8.  Borrowing Availability(The lesser of the
    total of Lines 5 and 6, minus Line 7
    or the Maximum Amount of $10,000,000)                           $

9.  Revolving Credit Loan Balance                                   $

10. Net Borrowing Availability (Line 8 minus
    the total of Lines 9 and 10)                                    $

The undersigned certifies that (a) all of the foregoing information regarding Eligible Accounts is true and correct on the date hereof and relates solely to Eligible Accounts within the meaning given such term in the Loan and Security Agreement dated as of October 1, 1996 between Aid Auto Stores, Inc., General Electric Capital Corporation and the other parties thereto, if any (as from time to time amended, supplemented, restated or otherwise modified, the "Loan Agreement"), and (b) all of the foregoing information regarding Eligible Inventory is true and correct on the date hereof and relates solely to Eligible Inventory within the meaning given such term in the Loan Agreement.


Prepared by:                                 By:
                                             Title:







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SoftSolution Network ID: STM-77011.2        Type: CER




                             EXHIBIT D
   GE Capital Commercial Finance           Accounts Receivable Reconciliation

                                   Previously Faxed:   Yes   No   (Circle One)

Company Name:  Aid Auto Stores, Inc. and
               Ames Automotive Warehouse, Inc.                    Date:  /  /

A:  Activity for the period dated   /  /
B:  Notice of Revolving Credit Advances for the period numbered #     to #

Accounts Receivable Reconciliation:

                                                       Aid Auto         Ames

1.  Ending Accounts Receivable Balance (Line 5 of
    the last Notice of Revolving Credit Advance of
    the period):                                       $              $

2. Correcting entries or items in-transit, explain and indicate which Notice of Revolving Credit
    Advance the correction or in-transit item will be posted on (see instructions):

    Description           $ Amount (Additions)          Advance #

    Description           $ Amount (Subtractions)       Advance #

    TOTAL increase (decrease) to Accounts Receivable
    balance from subsequent activity                   $              $

3.  Adjusted period end accounts receivable balance
    (Line 1 plus/minus Line 2):                        $              $

4.  End of period accounts receivable balance per
    Accounts Receivable aging (attach aging):          $              $

5.  Variance between Line 3 and Line 4:
    Explain:                                           $              $

6.  End of period accounts receivable balance per
    general ledger                                     $              $

7.  Variance between line 4 and line 6:
    Explain:                                           $              $

8.  End of period accounts receivable balance per
    financial statements                               $              $

9.  Variance between line 6 and line 8:
    Explain:                                           $              $


The undersigned certifies that all of the foregoing information regarding the Accounts of Aid Auto Stores, Inc. and Ames Automotive Warehouse, Inc. is true and correct on the date hereof.

                                             By:
                                             Title:





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SoftSolution Network ID: STM-77015.3        Type: MISC






                      EXHIBIT E - SECRETARIAL CERTIFICATE

The undersigned hereby certifies that he or she is the duly elected and acting Secretary or Assistant Secretary of _______, a __________ corporation ("Credit Party"), and as such is the custodian of Credit Party's Books and Records and is authorized to execute and deliver this Certificate in connection with the Revolving Credit Advances being made to Aid Auto
Stores, Inc. by General Electric Capital Corporation, as Lender under the Loan and Security Agreement ("Agreement") dated as of October 1, 1996. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Agreement. In order to induce General Electric Capital Corporation to execute the Agreement and make the Revolving Credit Advances, the undersigned certifies (in his or her secretarial capacity, and on behalf of Credit Party) as follows:

1. Attached as Attachment 1 hereto is a full, complete, and correct copy of Credit Party's articles or certificate of incorporation or other creating instrument ("Charter") as filed and recorded with the Secretary of State of ________, which Charter has not been rescinded or amended and remains in full force and effect in its entirety.

2. Attached as Attachment 2 is a copy of a written confirmation from the Secretary of State of ________, dated __________1996, confirming that the Charter of Credit Party in the form of Attachment 1 remains on file and that Credit Party is a corporation in good standing in the State of ________.

3. Attached as Attachment 3 is a copy of the By-Laws of Credit Party, and as of the Closing Date the By-Laws are in full force and effect and have not been amended or rescinded.

4. Attached as Attachment 4 are copies of good standing certificates dated not more than 30 days prior to the Closing Date for each state or jurisdiction in which Credit Party does business confirming that Credit Party is qualified to engage in business in such jurisdiction and such qualification is in good standing.

5. Attached as Attachment 5 are copies of the Resolutions of the Board of Directors of Credit Party duly adopted by Credit Party's Board of Directors in a meeting duly called upon proper notice, or by written consent in conformity with the corporate and other laws of the State of ________ and with Credit Party's Charter and By-Laws, which Resolutions authorize (a) Credit Party to execute and deliver the Loan Documents [and to borrow the funds intended to be borrowed thereunder]1, and (b) the officers of Credit Party to execute and deliver the Loan Documents. There is no provision of Credit
Party's Charter or By-Laws limiting or contravening the Resolutions attached as Attachment 5, which Resolutions are fully in conformity with Credit
Party's Charter and By-Laws and the proper proceedings of its Board of Directors.

7. The undersigned officers and employees of Credit Party have been elected to the positions set opposite their respective names below, are qualified to act in such capacities and to execute and deliver the Loan Documents on behalf of Credit Party, and the signature set opposite each name is the authentic signature of such officer or employee:

          NAME                     OFFICE                   SIGNATURE

[The individual identified by Borrower as Borrower's Representative in
Schedule 1.1 is _______________, whose signature appears above.]1

IN WITNESS WHEREOF, the undersigned have executed this Certificate this _________ day of _____________, 1996.


                                     __________________________________
                                     Secretary of [___________________]

The Undersigned, the Chief Executive Officer of Credit Party, hereby certifies that ________________________________ is the Secretary of
Credit Party and is authorized to execute and deliver this Certificate.

                                      __________________________________
                                      Date:_____________________________

1  Insert for Borrower's Certificate only.




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SoftSolution Network ID: STM-76962.3        Type: CER






                                 EXHIBIT F
                            POWER OF ATTORNEY

This Power of Attorney is executed and delivered by _____________ ("Company") to General Electric Capital Corporation (hereinafter referred to as "Attorney"), as Lender, under a Loan and Security Agreement (the "Agreement") dated as of October 1, 1996 among Aid Auto Stores, Inc., the Subsidiary Guarantors (as defined in the Agreement) party thereto and Lender, and other documents (the "Loan Documents"). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Company as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Company irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Company without Attorney's written consent upon payment in full of all Obligations due to Attorney under the Loan Documents.

Company hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Company's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Company and in the name of Company or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Company hereby grants to Attorney the power and right, on behalf of Company, without notice to or assent by Company, and at any time, to do the following: (a) open mail for Company, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Company; (b) effect any repairs to any asset of Company, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Company or its property; (d) defend any suit, action or proceeding brought against Company if Company does not defend such suit, action or proceeding or if Attorney believes that Company is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Company whenever payable and to enforce any other right in respect of Companys property; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any property of Company, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) cause the certified public accountants then engaged by Company to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts; (2) an aging of all accounts; (3) trial balances; (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory, all as though Attorney were the absolute owner of the property of Company for all purposes; and (h) license or, to the extent permitted by an applicable license, sublicense whether general, specific or otherwise, and whether on an exclusive or non-exclusive basis, any patent or trademark throughout the world on such terms and conditions and in such manner as Attorney shall, in its discretion, determine; and to do, at Attorney's option and Company's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Companys property or assets and Attorney's Liens thereon, all as fully and effectively as Company might do. Company hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Company, and Company has caused its seal to be affixed pursuant to the authority of its board of directors this __________ day of______________, 1996.


                                            ATTEST:_________________________

By:______________________________           (SEAL)
Title:___________________________

Notarization in appropriate form for the state of execution is required.






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SoftSolution Network ID: STM-76963.3        Type: EXH






                                                 GE Capital Commercial Finance

This LOAN AND SECURITY AGREEMENT is dated as of October 1, 1996, and agreed to by and between AID AUTO STORES, INC., a Delaware corporation ("Borrower"), the Subsidiary Guarantors listed on the signature pages hereof and any other Credit Party executing this Agreement, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

RECITALS

A. The purpose of this Agreement is to provide to Borrower a revolving credit loan having the following general description:


                              TRANSACTION SUMMARY

REVOLVING CREDIT LOAN

  Maximum Amount:                $10,000,000

  Term:                          Three (3) years

  Revolving Credit Rate:         Index Rate plus  3.0%

  Borrowing Base:              The sum of (A) 65% (or such lesser percentage
                               as may be specified by Lender from time to time by written notice to Borrower) of the value (as determined by Lender) of Borrower's
                               Eligible Inventory, valued on a first-in, first-out basis (at the lower of cost or market) provided that, so long as, at any time after December 31, 1996, a retail location of the Borrower or any of its Subsidiaries is not on the TOMEX Inventory System with respect to its sales information, the foregoing advance rate shall be reduced to fifty percent (50%) with respect to Borrower's Eligible Inventory at such location; plus (B) the lesser of (i)
                               $500,000 or (ii) 70% (or such lesser
                               percentage as may be specified by Lender from time to time by written notice to Borrower) of the value of Borrower's Eligible Accounts;
                               plus (C) the lesser of (i) the then
                               outstanding principal amount of the Ames Note and (ii) 70% (or such lesser percentage as may be specified by Lender from time to time by written notice to Borrower) of the value of Ames' Eligible Accounts.

FEES

  Closing Fee:                 $25,000

  Collateral Monitoring Fee:   $5,000 annually

  Unused Line Fee:             0.25%

  Prepayment Fee:              3% in year one; 2% in year two; and 1% in
                               year three


The Revolving Credit Loan described generally here is established and governed by the terms and conditions set forth below in this Agreement and the other Loan Documents, and if there is any conflict between this general description and the express terms and conditions below or elsewhere in the Loan Documents, such other express terms and conditions shall control.

B. Borrower desires to obtain the Revolving Credit Loan and other financial accommodations from Lender and Lender is willing to provide the Revolving Credit Loan and accommodations all in accordance with the terms of this Agreement.

C. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All Schedules, Disclosure Schedules, Attachments, Addenda and Exhibits (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such Appendices, all Appendices referred to herein shall mean the Appendices as in effect on the Closing Date. These Recitals shall be construed as part of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.     AMOUNT AND TERMS OF CREDIT

1.1 Revolving Credit Loan. (a) Subject to the terms and conditions of this Agreement, from the Closing Date and until the Commitment Termination Date (i) Lender agrees to make available advances (each, a "Revolving Credit Advance") in an aggregate outstanding amount not to exceed the Borrowing Availability, and (ii) Borrower may at its request from time to time borrow, repay and reborrow Revolving Credit Advances under this Section 1.1.

(b) Borrower shall request each Revolving Credit Advance by notice given in writing (by telecopy, hand delivery, or United States mail) to Lender's representative responsible for Borrower's account as identified in Schedule
1.1 given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance. Each such notice (a "Notice of Revolving Credit Advance") shall be substantially in the form of Exhibit A. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon, (i) any Notice of Revolving Credit Advance believed by Lender to be genuine, and (ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of Revolving Credit Advance were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary.

(c) To evidence the Revolving Credit Loan Borrower shall execute and deliver to Lender the Revolving Credit Note, which shall represent the Obligation of Borrower to pay the Revolving Credit Loan. The date and amount of each Revolving Credit Advance and each payment of principal with respect thereto shall be recorded on the books of Lender, which books shall be presumed to correctly and accurately record the transactions between Borrower and Lender and shall, absent manifest error, be conclusive and binding upon Borrower. The entire unpaid balance of the Revolving Credit Loan, together with all other outstanding and non-contingent Obligations shall be immediately due and payable on the Commitment Maturity Date.

(d) Borrower agrees that Lender, in making any Revolving Credit Advance or incurring any other Obligation hereunder, shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Lender by Borrower and other information available to Lender. Borrower further agrees that Lender shall be under no obligation to make any further Revolving Credit Advance or incur any other Obligation if Borrower shall have failed to deliver a Borrowing Base Certificate to Lender by the time specified in Section 4.1(b).

1.2 Term and Prepayment. The obligation of Lender to make Revolving Credit Advances shall be in effect from the Closing Date until the Commitment Termination Date. Upon the Commitment Maturity Date Borrower shall pay to Lender in full, in cash: (i) all outstanding Revolving Credit Advances and all interest earned, but unpaid, thereon; and (ii) all other non-contingent Obligations due to or incurred by Lender. Upon payment of the amounts specified in the immediately preceding sentence, Borrower's obligation to pay the Unused Line Fee shall simultaneously terminate. Prior to repayment of all Obligations to Lender in full, in cash on the Commitment Maturity Date:

(a) If the Revolving Credit Loan shall at any time exceed the Borrowing Availability, then Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess; such excess balance shall nevertheless constitute Obligations that are evidenced by the Revolving Credit Note, secured by the Collateral and entitled to all of the benefits of the Loan Documents.

(b) Borrower shall have the right, at any time upon 30 days prior written notice to Lender and payment of the applicable Prepayment Fee, (i) to terminate voluntarily Borrower's right to receive and Lender's obligation to make Revolving Credit Advances, and (ii) to prepay all of the Obligations. The effective date of termination of the Revolving Credit Loan specified in such notice shall be the Commitment Maturity Date.

1.3 Use of Proceeds. Borrower shall use the proceeds of the Revolving Credit Loan as follows: (a) to refinance on the Closing Date certain outstanding Indebtedness as provided in Section 2.1(b) and (b) for working capital and general corporate purposes.

1.4 Single Loan. The Revolving Credit Loan and all of the other Obligations of Borrower to Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

1.5 Interest. (a) Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances at a floating rate equal to the Index Rate plus three percent (3%) per annum (the "Revolving Credit Rate").

(b) Interest shall be payable on the outstanding Revolving Credit Advances (i) in arrears for the preceding calendar month on the first day of each calendar month, commencing on November 1, 1996, (ii) on the Commitment Maturity Date, and (iii) if any interest accrues or remains payable after the Commitment Maturity Date, upon demand by Lender.

(c) All computations of interest shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. The Index Rate shall be determined (i) on the first Business Day immediately prior to the Closing Date and (ii) thereafter, on the last Business Day of each calendar month for calculation of interest for the following month. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Effective upon the occurrence of any Event of Default and for so long as such Event of Default shall be continuing, the Revolving Credit Rate shall, upon notice by Lender to Borrower, be increased by two percentage points (2%) per annum (the "Default Rate"), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(e) If any interest or other payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(f) In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Amounts paid or to be collected by Lender in excess of interest calculated at the highest rate permitted by law will be applied by Lender as provided for in Section 1.11.

1.6 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Lender and on other information available to Lender, Lender shall determine in its sole judgment which Accounts shall be deemed to be "Eligible Accounts" for purposes of determining the credit to be extended to Borrower. In determining whether any particular Account constitutes an Eligible Account (and without limiting Lender's right to determine eligibility or ineligibility of any item of Collateral or its inclusion in the Borrowing Base), Lender shall not include any Account that meets any of the criteria set forth in Schedule 1.6.

1.7 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Lender and on other information available to Lender, Lender shall determine in its sole judgment which Inventory shall be deemed to be "Eligible Inventory" for purposes of determining the credit to be extended to Borrower. In determining whether any particular Inventory constitutes Eligible Inventory (and without limiting Lender's right to determine eligibility or ineligibility of any item of Collateral or its inclusion in the Borrowing Base), Lender shall not include Inventory that meets any of the criteria set forth in Schedule 1.7.

1.8 Cash Management System. On or prior to the Closing Date and until the Termination Date, Borrower will establish and maintain the cash management system described in Schedule D.

1.9 Fees. As compensation for Lender's costs, skills and efforts incurred and expended in entering into this Agreement and in consideration of Lender's making the Revolving Credit Loan available to Borrower, Borrower agrees to pay to Lender the Fees set forth in Schedule E. pursuant to Section 1.11) not later than 2:00 p.m. (New York time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. For purposes of computing interest and fees, all payments shall be deemed received by Lender upon receipt of good funds in the Collection Account. For purposes of determining the Borrowing Availability, payments shall be deemed received by Lender upon receipt of good funds in the Collection Account.

1.10 Application and Allocation of Payments. Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations, as Lender may deem advisable. In the absence of a specific determination by Lender with respect thereto, the same shall be applied in the following order: (a) then due and payable Fees and expenses; (b) then due and payable interest payments;
(c) then due and payable Obligations other than Fees, expenses and interest and principal payments; and (d) then due and payable principal payments on the Revolving Credit Loan. Lender is authorized to, and at its option may (without notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Revolving Credit Advances on behalf of Borrower for: (x) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents, (y) the payment, performance or satisfaction of any of Borrower's obligations with respect to preservation of the Collateral or otherwise under this Agreement, or (z) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, and Borrower agrees to repay immediately, in cash, any amount by which the Revolving Credit Loan exceeds the Borrowing Availability.

1.11 Accounting. Lender will provide a monthly accounting of transactions under the Revolving Credit Loan to Borrower. Borrower shall, within 60 days after the date any such accounting is rendered, notify Lender in writing of any objection that Borrower may have to any such accounting, describing the basis for such objection with specificity. Unless so objected to, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.
Lender shall review any item objected to within 30 days following Borrower's timely objection, and Lender's determination, based upon the facts available, of any item so objected to in such notice shall (absent manifest error) likewise be final, binding and conclusive on Borrower.

1.12 Indemnity. (a) Borrower and each other Credit Party executing this Agreement shall jointly and severally indemnify and hold Lender and Lender's Affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any Claim which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended or not extended under this Agreement and the other Loan Documents or otherwise in connection with or arising out of the transactions contemplated hereunder or thereunder, including any Claim for Environmental Liabilities and Costs and legal costs and expenses of disputes between the parties to this Agreement; provided, that Borrower and such other Credit Party shall not be liable for indemnification of an Indemnified Person to the extent that any such Claim is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN
DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED OR NOT EXTENDED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(b) In any suit, proceeding or action brought by Lender relating to any item of Collateral or any sum owing hereunder, or to enforce any provision of any item of Collateral, Borrower and each other Credit Party executing this Agreement shall save, indemnify and keep Lender harmless from and against all expense (including reasonable attorneys' fees), loss or damage suffered by reason of such action or any defense, setoff, or counterclaim asserted for any reason by the other party or parties to such litigation and however arising. All obligations of Borrower or any other Credit Party with respect to any item of Collateral shall be and remain enforceable against, and only against, Borrower or such other Credit Party, as the case may be, and shall not be enforceable against Lender.

1.13 Taxes. (a) All payments to Lender under any Loan Document shall be made free and clear of, and without deduction for, any Taxes. In order to protect Lender's economic returns, if Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 1.14), Lender receives an amount equal to that which it would have received had no such deductions been made. Borrower shall then make the required deduction, pay the full amount deducted to the relevant taxing authority, and promptly furnish to Lender tax receipts evidencing such payment.

(b) Borrower shall indemnify Lender for, and pay within 10 days of demand therefore, the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under Section 1.13) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

1.14 Reserves. Without limiting any other rights and remedies of Lender hereunder or under the other Loan Documents, the Revolving Credit Loan shall be subject to Lender's continuing right to withhold from Borrowing Availability reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Lender's sole judgment such reserves are necessary, including to protect Lender against possible non-payment of Accounts for any reason by Account Debtors or possible diminution of the value of any Inventory or possible non-payment of any of the Obligations or in respect of any state of facts which could, with notice or passage of time or both, have a possible adverse effect on any Collateral or constitute a Default. Lender may, at its option, implement reserves by designating as ineligible a sufficient amount of Accounts or Inventory which would otherwise be Eligible Accounts or Eligible Inventory, as the case may be, so as to reduce the Borrowing Base by the amount of the intended reserves.

2.    CONDITIONS PRECEDENT

2.1 Conditions to the Initial Revolving Credit Advance. Lender shall not be obligated to make any Revolving Credit Advances, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied to Lender's complete satisfaction:

(a) the Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents;

(b) Lender shall have received evidence satisfactory to it that: (i) all of the obligations of the Credit Parties to Israel Discount Bank of New York under its loan agreement as in effect immediately prior to the Closing Date will be performed and paid in full from the proceeds of the initial Revolving Credit Advance; (ii) all Liens upon any of the property of the Credit Parties in favor of Israel Discount Bank of New York or otherwise securing such obligations shall have been terminated immediately upon such payment; and
(iii) all Liens upon the property of the Credit Parties in favor of General Motors Corporation or any Affiliate thereof shall have been terminated.

(c) Lender shall have received evidence satisfactory to it that each Credit Party has obtained all consents and acknowledgments of all Persons and Governmental Authorities whose consents or acknowledgments may be required pursuant to the terms of, or prior to the execution and delivery of, this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and such consents or acknowledgements have not been rescinded and remain in full force and effect;

(d) Lender shall have received evidence satisfactory to it that the insurance policies provided for in Section 3.18 and the Disclosure Schedule (3.18) are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements, as appropriate, in favor of Lender and in form and substance satisfactory to Lender;

(e) all of the assets supporting the initial Revolving Credit Advance to be made and the amount, if any, of the reserves to be established on the Closing Date, shall be sufficient in value, as determined by Lender, to provide Borrower with Net Borrowing Availability of not less than $1,000,000 (after giving effect to such initial Revolving Credit Advance), without increase in Borrower's other current liabilities above the average of those reflected on Borrower's balance sheet for the three months preceding the Closing Date;

(f) payment by Borrower of the Closing Fee and all other fees, costs, and expenses of closing (including fees of consultants and counsel to Lender presented as of the Closing Date);

(g) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, Governmental Authority or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby and which, in Lender's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any other Loan Document;

(h) on the Closing Date all of Borrower's Subsidiaries (other than Ames and Adelman) and Cambria shall have sold and transferred to Borrower legal title to all of their Inventory pursuant to the Bill of Sale and otherwise in a manner satisfactory to Lender;

(i) since the date of Borrower's most recent annual audited financial statements delivered to Lender prior to the Closing Date, no event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect; and

(j) Lender shall have performed additional test counts of the Borrower's Inventory that is maintained on its perpetual inventory system and Lender shall be satisfied, in its sole discretion, in all respects with the results thereof.

If any other term of any Loan Document should conflict, or appear to conflict, with this Section 2.1, the terms of this Section 2.1 shall control, and Borrower shall have no rights under this Agreement or any other Loan Document until each of the conditions of this section 2.1 has been complied with to Lender's satisfaction or specifically waived in a writing by Lender identifying by section number the condition to be waived and the specific circumstance with respect to which the condition is waived.

2.2 Further Conditions to the Revolving Credit Loan. It shall be a further condition to the funding of any Revolving Credit Loan that the following statements shall be true on the date of each such funding, advance or incurrence, as the case may be:

(a) all of each Credit Party's representations and warranties contained herein or in any of the other Loan Documents shall have been true and correct on and as of the Closing Date;

(b) no event shall have occurred and be continuing, or would result from the funding of any Revolving Credit Advance which constitutes or would constitute a Default;

(c) after giving effect to such Revolving Credit Advance, the Revolving Credit Loan shall not exceed the Borrowing Availability; and

(d)    each of the conditions set forth in Section 2.1(c), (d), (g) and
(i) shall continue to be satisfied as of such date.

The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance shall be deemed to constitute, as of the date of such request and the date of such acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and
(ii) a confirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Loan Documents.

3.     REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Lender to enter into this Agreement and to make the Revolving Credit Loan, Borrower and each other Credit Party executing this Agreement represent and warrant to Lender, and promise to and agree with Lender (each of which representations and warranties shall be true and correct on the Closing Date and shall survive the execution and delivery of this Agreement, and each of which covenants and agreements shall continue to be kept, honored and maintained at all times from the Closing Date until the Termination Date) as follows:

3.1     Corporate Existence; Compliance with Law.  Each Credit Party:
(a) is, as of the Closing Date, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, (iii) in compliance with its charter and by-laws, and (iv) in compliance in all material respects with all applicable provisions of law and regulations; and
(b) has and will continue to have (i) the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Credit Party which are necessary or appropriate for the conduct of its business. As of the Closing Date, each Credit Party has made and will continue to make all filings with any Governmental Authority that are necessary or appropriate for the conduct of its business and has given and will continue to give all notices to the extent required for the ownership, operation and conduct of its property and business.

3.2     Executive Offices; Corporate or Other Names; Conduct of Business.
The locations of each Credit Party's executive offices, principal place of business, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule (3.2), no Credit Party has been known as or conducted business in any other name. No Credit Party shall change its (a) name,
(b) chief executive office, (c) principal place of business, (d) corporate offices, (e) warehouses or other Collateral locations, or (f) location of its records concerning the Collateral, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty
(30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral.

3.3 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Person's corporate power; (b) have been and will continue to be duly authorized by all necessary or proper corporate and shareholder action; (c) are not and will not be in contravention of any provision of such Person's charter or by-laws;
(d) do not and will not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not and will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (g) do not and will not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c) (all of which will have been duly obtained, made or complied with on or before the Closing Date). As of the Closing Date, each Loan Document shall have been duly executed and delivered for the benefit of or on behalf of each Credit Party, and each such Loan Document shall then be and will continue to be a legal, valid and binding obligation of such Person, to the extent it is a party thereto, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights and to equitable principles of general applicability.

3.4 Financial Statements and Projections; Books and Records. (a) Borrower has delivered as of the Closing Date (i) the Financial Statements for its most recently ended Fiscal Year and Fiscal Month, which Financial Statements are true, correct and complete and reflect fairly and accurately the financial condition of Borrower as of the date of each of such Financial Statement, and (ii) the Projections, which Projections have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the Closing Date and are disclosed in the Projections.

(b) Borrower promises that Borrower and each other Credit Party shall keep adequate Books and Records with respect to the Collateral and such Person's business activities, in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments received on any and all credits granted to, and all other dealings with, the Collateral, are made in accordance with GAAP and on a basis consistent with the Financial Statements.

3.5 Material Adverse Change. Between the date of Borrower's most recently audited Financial Statements delivered to Lender and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the pro forma balance sheet of Borrower and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from the Projections delivered at or prior to the Closing Date;
(c) no contract, lease, agreement or other instrument to which any Credit Party has become a party or by which it or any of its properties or assets is bound or affected, and no provision of applicable law or governmental regulation has had or could reasonably be expected to have a Material Adverse Effect; (d) no Credit Party is in default, and to such Credit Party's knowledge no third party is in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (e) no event has occurred, and such Credit Party will not permit or suffer to occur any event or events, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

3.6 Ownership of Property; Liens. As of the Closing Date, the real estate listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, or used in its business by each Credit Party, and such Credit Party will not execute any material agreement or contract in respect of such real estate after the Closing Date without giving Lender prompt written notice thereof. Each Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and marketable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of each Credit Party are or will be subject to any Liens, except Permitted Encumbrances. Each Credit Party has received and will continue to obtain all deeds, agreements, and other documents affecting real estate, and has duly effected and will duly effect all recordings and filings and take other actions necessary, in each circumstance to establish, protect and perfect its and Lender's right, title and interest in and to all real property constituting Collateral. All permits required to allow the real property owned or leased by each Credit Party to be lawfully occupied and used, for all of the purposes for which they are occupied and used on the Closing Date, have been lawfully issued and are in full force and effect, and that all such permits will be obtained and maintained. Each Credit Party will obtain a landlord's or mortgagee's agreement in form acceptable to Lender from the lessor or mortgagee of any new leased or acquired premises after the Closing Date.

3.7 Labor Matters. As of the Closing Date, there are no strikes or other labor disputes against any Credit Party that are pending or, to any Credit Party's knowledge, threatened. All payments due from any Credit Party on account of employee health and welfare insurance have been and will continue to be paid or accrued as a liability on the books of such Credit Party. Disclosure Schedule (3.7) identifies each collective bargaining agreement, management agreement with an executive officer, or any other material employment agreement to which any Credit Party is a party in effect as of the Closing Date, and a copy of each such agreement has been made available to Lender. Promptly upon the execution of any such agreement or incurrence of such obligation after the Closing Date and until the Termination Date, each Credit Party shall provide to Lender prompt written notice of such event and a copy of such agreement. As of the Closing Date (a) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees, (b) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and (c) no labor organization or group of employees of any Credit Party has pending any demand for recognition, and such Credit Party shall give to Lender prompt written notice of any of the foregoing occurring after the Closing Date.

3.8 Ventures, Subsidiaries and Affiliates and Outstanding Stock and Indebtedness. (a) As of the Closing Date, all outstanding Stock and Indebtedness of each Credit Party, and the holders (including group or affiliated holders known to any Credit Party) of 10% or more of the Stock of each Credit Party is as described in Disclosure Schedule (3.8). After the Closing Date each Credit Party will give Lender prompt notice of (i) each issuance of Stock or change in ownership representing 10% or more of the ownership of any of its Stock, (ii) any issuance or transfer of its Stock that is intended to be an item of Collateral, and (iii) each Change in Control of such Credit Party.

(b) Borrower currently owns and shall at all times own 100% of the Stock of each of its Subsidiaries. None of the Borrower's Subsidiaries currently engage, or shall at any time after the date of this Agreement engage, in any business or activity or have any employees or incur any Indebtedness, liability or obligation or enter into any transaction or become a party to or become bound by (or permit any of its property or assets to become bound by) any agreement, instrument or other document, except as follows: (i) each Leasing Subsidiary may lease a single retail store location from Persons (other than any Affiliate of such Subsidiary) and sublease such location to Borrower in accordance with current practices but shall not engage in any other business or activity, including operating any store location or purchasing or taking possession of any Inventory or other assets; (ii) each Aid Store Subsidiary may operate a single retail store location and lease such location from Persons (other than any Affiliate of such Subsidiary) in accordance with current practices, provided that all Inventory sold in such store shall be Inventory received on consignment from Borrower pursuant to the Master Consignment Agreement; (iii) Ames may purchase Inventory only from Borrower, and in turn immediately resell such Inventory to Ames' customers in accordance with Section 3.27 and sublease such location to Borrower; and (iv) Perfect Choice may own the trade name "Perfect Choice Guaranteed Quality and Design". Flatbush and Adelman are inactive Subsidiaries of Borrower and currently do not and will not own any property or assets or engage in any business or activity, have any employees or any Indebtedness, liability or obligation and are not parties to any transaction or bound by any agreement, instrument or other document.

(c) No Credit Party will enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends or other Restricted Payments, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of any property or assets.

3.9 Government Regulation. No Credit Party is or will be subject to or be regulated under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act or any other Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Revolving Credit Loan, the application of the proceeds and repayment thereof by Borrower or any other Credit Party, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.10 Margin Regulations. No Credit Party owns or will own any "margin security," as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the Revolving Credit Loan will be used directly or indirectly for (a) purchasing or carrying any margin security, (b) reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or (c) any purpose which might cause any of the Revolving Credit Loan or this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11 Taxes. (a) Except as disclosed in Disclosure Schedule (3.11), all tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority, and all Charges and other impositions shown thereon have been and will be paid when due. Proper and accurate amounts have been and will be withheld by Borrower and each other Credit
Party from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of all applicable law, and such withholdings have and will be timely paid to the respective Governmental Authorities. Borrower and each other Credit Party executing this Agreement represents and promises that, except as disclosed in Disclosure Schedule (3.11), neither Borrower nor any other Credit Party: (i) has executed or filed, or will execute or file, with any Governmental Authority, any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges; (ii) has agreed or been requested to make any adjustment in accounting method; (iii) is a party to any tax sharing agreement; or (iv) is currently being audited by any Governmental Authority. There are no assessments or threatened assessments outstanding against any Credit Party.

(b) Each Credit Party may contest, by proper legal actions or proceedings, the validity or amount of any Charges; provided, that at the time of commencement of any such action or proceeding: (i) no Default or Event of Default shall have occurred; (ii) adequate reserves with respect thereto are established on the books of the contesting Person in accordance with GAAP;
(iii) such contest operates to suspend collection of the contested Charges and is maintained and prosecuted continuously with diligence; (iv) none of the Collateral would be subject to forfeiture or loss of Lien thereby; (v) no Lien shall be imposed or be attempted to be imposed by any Governmental Authority for such Charges or claims during such action or proceeding; (vi) the contesting Person shall promptly pay or discharge any contested Charge and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely; and (vii) Lender has not advised any Credit Party in writing that Lender reasonably believes that nonpayment or nondischarge thereof could reasonably be expected to have a Material Adverse Effect.

3.12    ERISA.

(a) Disclosure Schedule (3.12) lists all Plans in effect as of the Closing Date. Each Credit Party is and will remain in compliance with all requirements of each Plan, and each Plan complies with and is operated, and will continue to be operated, in compliance with all applicable provisions of law in all respects. Each Qualified Plan and each related trust has been determined by the IRS to qualify and will continue to qualify under, and be exempt from tax under, the IRC. Nothing has occurred or will be permitted to occur which would cause the loss of such qualification or tax-exempt status.
All required contributions have been and will be made in accordance with the provisions of each Plan, and with respect to any Credit Party or any ERISA Affiliate, there are and will be no Unfunded Pension Liabilities or Withdrawal Liabilities. No Credit Party has engaged or will engage in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA.

(b) No ERISA Event has occurred or will be permitted to occur. No Retiree Welfare Plan exists or will be adopted which is other than Plans disclosed on Disclosure Schedule (3.12) (except as may be required by law). No liability under any Title IV Plan has been or will be funded, nor has such obligation been (nor will it be) satisfied with, the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

3.13 Litigation. As of the Closing Date, except as disclosed in Disclosure Schedule (3.13) no Claim is pending or threatened against any Credit Party which (a) challenges any such Person's right, power, or competence to enter into or perform any of its obligations under the Loan Documents, the validity or enforceability of any Loan Document or any action taken thereunder, or (b) whether or not determined adversely, could reasonably be expected to have a Material Adverse Effect. Each Credit Party shall notify Lender in writing promptly upon learning of the existence or commencement of any Claim commenced or threatened against any Credit Party that: (x) may involve an amount in excess of $50,000; (y) could reasonably be expected to have a Material Adverse Effect whether or not determined adversely; or (z) regardless of amount (i) is asserted or instituted, against any Plan, its fiduciaries or its assets, or against any Credit Party or any ERISA Affiliate in connection with any Plan, (ii) includes any demand for injunctive relief, (iii) alleges criminal misconduct by any Credit Party, or
(iv) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities and Costs.

3.14 Brokers. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Revolving Credit Loan or the transactions contemplated by the Loan Documents, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has the right to use and will own or have the right to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it in the most recent Projections delivered to Lender, and each such item (that is registrable) of Intellectual Property is listed, together with application or registration numbers, where applicable, in Disclosure Schedule (3.15). Each Credit Party will give Lender prompt written notice of any change in the status of any of its Intellectual Property. Each Credit Party conducts and will continue to conduct its affairs and business without infringement of or interference with any Intellectual Property of any other Person. Each Credit Party shall notify Lender immediately if it knows or discovers that any of any Credit Party's Intellectual Property is or may become infringed upon, misappropriated or abandoned, or of any other adverse determination or development.

3.16 Full Disclosure. No information contained in the Loan Documents, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under this Agreement, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. As of the Closing Date, each Credit Party has provided Lender and will continue to provide Lender with a true, complete and correct copy of each material contract executed by any Credit Party.

3.17 Hazardous Materials. (a) As of the Closing Date, each real property location owned, leased or occupied by each Credit Party (the "Subject Property") is and will continue to be maintained free of contamination from any Hazardous Material. Each Credit Party: (i) shall comply with all applicable Environmental Laws and Environmental Permits; (ii) shall notify Lender in writing within seven days if and when it becomes aware of any incident or ongoing case of non-compliance or Release (regardless of when such Release may have occurred) upon any Subject Property; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it or any other Credit Party in connection with any such Release or any other matter relating to the Environmental Laws that may affect Borrower or any other Credit Party. As of the Closing Date, Disclosure Schedule (3.17) discloses existing or, to the best of each Credit Party's knowledge, potential environmental liabilities of each Credit Party that could result in Environmental Liabilities and Costs, and each Credit Party will promptly notify Lender in writing of any such liabilities arising after the Closing Date. As of the Closing Date, no Credit Party has caused, permitted or suffered, or will cause, permit or suffer to occur any Release at, under, above or within any Subject Property, or the presence, use, generation, manufacture, installation, or storage of any Hazardous Materials on, under, in or about any Subject Property or the transportation of any Hazardous Materials to or from any Subject Property except to the extent such use, generation, manufacture, installation, storage or transportation is conducted in compliance with all Environmental Laws and Environmental Permits. Neither Borrower nor any other Credit Party is or will become involved in operations that could lead to the imposition of Environmental Liabilities or Costs, and no sub-tenant of any Credit Party is permitted, or will be permitted, to engage in any such activity.

(b) Each Credit Party executing this Agreement acknowledges and agrees that Lender (i) is not now, and has not ever been, in control of any of the Subject Property or the affairs of Borrower or any other Credit Party, and
(ii) does not have the capacity through the provisions of the Loan Documents to influence Borrower's or any other Credit Party's conduct with respect to the ownership, operation or management of any of the Subject Property.

3.18    Insurance.  As of the Closing Date, Disclosure Schedule (3.18) lists all insurance of any nature maintained for current occurrences by Borrower and each other Credit Party, as well as a summary of the terms of such insurance. Each Credit Party executing this Agreement shall deliver to
Lender endorsements to all of its and those of its Subsidiaries' (i) "All
Risk" and business interruption insurance policies naming Lender loss payee, and (ii) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and
business interruption endorsements.   Such endorsement, or an independent
instrument furnished to Lender, will provide that the insurance companies will give Lender at least 30 days prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party executing this Agreement hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. Lender reserves the right at any time, upon review of each Credit Party's risk profile, to require additional forms and limits of insurance to adequately protect Lender's interests in accordance with Lender's normal practice for similarly situated borrowers, and if the circumstances are unusual, in Lender's sole opinion. Each Credit Party executing this Agreement shall, on each anniversary of the Closing Date and from time to time at Lender's request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person's insurance policies.

3.19 Deposit and Disbursement Accounts. Attachment I to Schedule D lists all banks and other financial institutions at which Borrower or any Credit Party maintains deposits and/or other accounts, including the Disbursement Accounts, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. All payments to Borrower shall be made to or paid into the accounts specified by Lender in Schedule D.

3.20 Accounts. Borrower and each Subsidiary Guarantor promises to perform and comply with all obligations in respect of each item of Collateral. Borrower and each Subsidiary Guarantor represents and promises that, as of the date of each Borrowing Base Certificate delivered to Lender, each Account shown on such Borrowing Base Certificate is an Eligible Account. Neither Borrower nor any Subsidiary Guarantor executing this Agreement has agreed and none of them will agree: (w) with any Account Debtor for any deduction from any Account except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment; (x) to any extension of the time of payment of any Eligible Account; (y) to compromise or settle any Eligible Account for less than the full amount thereof; or (z) to release, in whole or in part, any Person liable for the payment of any Account; provided, that Borrower and each Subsidiary Guarantor may permit deductions, extensions, compromises, settlements and releases of the Eligible Accounts described in clauses (x) and (y) and the Accounts described in clause (z) which, in the aggregate during any Fiscal Quarter will not exceed $25,000.

3.21 Inventory. (a) Borrower represents and promises that, as of the date of each Borrowing Base Certificate delivered to Lender, each item of I nventory shown on such Borrowing Base Certificate is Eligible Inventory.

(b) Within seven months of the Closing Date all retail locations of Borrower and its Subsidiaries that operate with point of sale terminals shall be connected to a perpetual inventory control system satisfactory to Lender.

(c) Borrower will not relinquish possession of any Inventory or goods to any of its Subsidiaries or Cambria except on consignment to the Aid Store Subsidiaries pursuant to the Master Consignment Agreement and sales thereof to Ames in accordance with the terms hereof.

3.22 Payment of Obligations. Each Credit Party: (a) will pay and discharge or cause to be paid and discharged all Obligations in a timely manner; and (b) prior to an Event of Default, (i) will pay and discharge, or cause to be paid and discharged, its Indebtedness (other than the Obligations) in the ordinary course of business, (ii) subject to Section 3.11(b), will pay and discharge, or cause to be paid and discharged promptly, all Charges, and (iii) will pay all lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default.

3.23 Confidentiality and Press Releases. Lender and each Credit Party executing this Agreement agree that the terms and conditions of this Agreement are confidential. No Credit Party executing this Agreement shall use the name of or refer to General Electric Capital Corporation (or any Affiliate thereof) or "GE Capital," or issue any press release regarding or make other public disclosure of the existence of this Agreement or its terms, without the prior written consent of Lender, except as may be required by law; provided, that to the extent required by law, Borrower or any other Credit Party may make such disclosures, but only if Borrower shall first have afforded Lender a reasonable opportunity to review and comment upon any such legally required disclosure, press release, or use of such name.

3.24 Conduct of Business. Each Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party's other property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

3.25 Further Assurances; Disclosure Schedule Supplements. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement, (b) to protect, preserve and maintain Lender's rights in the Collateral, or any of it, and under this Agreement, including any action required under Section 3.26 with respect to the Master Consignment Agreement, or (c) to enable Lender to exercise all or any of the rights and powers herein granted. On each anniversary of the Closing Date (or as often as Lender may require upon the occurrence and continuation of a Default or Event of Default), Borrower will supplement each Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring as of the Closing Date, would have been required to be set forth or described in such Disclosure Schedule; provided, that such supplement shall not be deemed to be an amendment thereof unless expressly consented to in writing by Lender.

3.26 Master Consignment Agreement. Each of Borrower's Subsidiaries (other than Ames and Adelman) and Cambria shall at all times be a party to the Master Consignment Agreement and fully perform all of its obligations under the Master Consignment Agreement and shall enforce all of its rights and remedies under the Master Consignment Agreement in accordance with the terms thereof; provided that (i) the Leasing Subsidiaries shall not purchase, hold title to or otherwise hold or possess any Inventory or goods pursuant to the Master Consignment Agreement or otherwise, and (ii) the Aid Store
Subsidiaries shall take possession of Inventory and goods exclusively pursuant to the Master Consignment Agreement and shall not purchase, hold title to or otherwise hold or possess any Inventory or goods. No Credit
Party shall, without Lender's prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any provision of the Master Consignment Agreement. If any Credit Party shall fail after Lender's demand to diligently pursue any right under the Master Consignment Agreement, or if a Default has occurred and is continuing, then Lender may directly enforce such right in its own or any Credit Party's name and may enter into such settlements or other agreements with respect thereto as Lender determines.
All such obligations of each Credit Party shall be and remain enforceable only against such Credit Party and such Credit Party shall at all times remain liable to observe and perform all of its duties and obligations under the Master Consignment Agreement, and Lender's exercise of any of its rights with respect to the Master Consignment Agreement shall not release any Credit Party from any of such duties and obligations. Lender shall not be obligated to perform or fulfill any Credit Party's duties or obligations under the Master Consignment Agreement or to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder. Each Credit Party acknowledges that all merchandise consigned under the terms of the Master Consignment Agreement is not "on sale or return" for purposes of Section 2-326 of the Code. Each Credit Party shall file the financing statements required by Section 9-114 and 9-408 of the Code for purposes of ensuring Borrower's prior perfected rights to such merchandise and the proceeds thereof and assignment thereof to Lender and Lender's first priority Lien with respect thereto and agrees to execute and deliver to Lender such other and further instruments as may be reasonably requested by Lender to ensure such perfection and priority.

3.27 Purchase of Inventory by Ames. Ames shall purchase all of its Inventory and goods exclusively from Borrower for a purchase price no less than Borrower's actual cost therefor, including delivery charges and a reasonable allocation of overhead expenses and upon terms no less favorable to Borrower than would be obtained in a comparable arms-length transaction with a Person which is not an Affiliate. Borrower shall make intercompany advances to Ames to fund payment by Borrower of the purchase price for any purchases by Ames of Inventory or goods from Borrower which advances shall be evidenced and secured by the Ames Note. Borrower and Ames shall properly reflect on their respective books and records each such purchase by Ames and advance by Borrower. Neither Borrower nor Ames shall, without Lender's prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any provision of the Ames Note. If a Default has occurred and is continuing, then Lender may directly enforce payment of the Ames Note in its own or Borrower's name and may enter into such settlements or other agreements with respect thereto as Lender determines.

3.28 Franchise Documents. Lender has received a complete and correct copy of all franchise agreements to which any Credit Party is a party and any other agreements or documents between any Credit Party and a Franchisee (including all exhibits and schedules thereto) and all documents and instruments referred to therein or delivered pursuant thereto and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof (collectively, the "Franchise Documents"). A true, correct and complete list of the Franchise Documents and of all Franchisee locations is attached hereto as Disclosure Schedule (3.28). Each of the Franchise Documents to which any Credit Party is a party has been duly executed and delivered by such Credit Party and is in full force and effect and, except as disclosed in Disclosure Schedule (3.28), no Credit Party has defaulted on any of its obligations thereunder or received notice from any Franchisee of a default thereunder or of such Franchisee's intention to terminate any such Franchise Document. To the best of each Credit Party's knowledge, except as disclosed in Disclosure Schedule (3.28), each of the Franchise Documents is a valid and enforceable obligation of the Franchisee party thereto and no Franchisee is in default of its obligations under any Franchise Document.

4.     FINANCIAL MATTERS; REPORTS

4.1 Reports and Notices. Borrower represents, agrees and promises that from and after the Closing Date until the Termination Date, Borrower shall deliver to Lender:

(a) within 15 days following the end of each Fiscal Month, (i) an aged trial balance by Account Debtor and a reconciliation in the form of Exhibit D of such aged trial balance to the accounts receivable balance of each of Borrower and Ames as shown on the most recently submitted Notice of Revolving Credit Advance, (ii) an accounts payable aging report for Borrower, and (iii) a perpetual inventory report for all warehouse locations of the Credit Parties; as soon as available but in no event later than 30 days following the end of each Fiscal Month, a continuation of such reconciliation to Borrower's general ledger and from the general ledger to the Financial Statements for such Fiscal Month, accompanied by supporting detail and documentation as Lender may request; and within 15 days following the end of each Fiscal Month with respect to each retail location of Borrower and its Subsidiaries and Cambria not operating under a perpetual inventory control system in accordance with Section 3.21 hereof, a gross profit estimate for Inventory located at such location;

(b) as frequently as Lender may request and in any event no later than 15 days following the end of each Fiscal Month, a Borrowing Base Certificate in the form of Exhibit C as of the last day of the previous Fiscal Month detailing ineligible Accounts and Inventory for adjustment to the Borrowing Base;

(c) within 45 days following the end of each Fiscal Month, the Financial Statements for such Fiscal Month, which Financial Statements shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis, and accompanied by a certification by the Chief Executive Officer or Chief Financial Officer of Borrower that such Financial Statements are complete and correct, that there was no Default or Event of Default (or specifying those Defaults or Events of Default that he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

(d) within 90 days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to Lender, together with comparisons prepared by Borrower to budget and actual results for the prior Fiscal Year, both on a monthly and annual basis, and shall be accompanied by
(i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from Borrower's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred or specifying those Defaults or Events of Default of which they are aware, and (iii) any management letter that may be issued;

(e) not less than 30 days prior to the close of each Fiscal Year, the Projections, which Projections will be prepared by Borrower in good faith, with care and diligence, and using assumptions which are reasonable under the circumstances at the time such Projections are prepared and at the time such Projections are delivered to Lender and disclosed in the Projections when delivered; and

(f) such other information respecting the business, financial condition, prospects or projections of Borrower or any Affiliate thereof as Lender may request from time to time.

4.2 Financial Covenants. Borrower shall not breach any of the financial covenants set forth in Schedule G.

4.3 Other Reports. Borrower shall notify Lender promptly of any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline. Borrower shall, upon the request of Lender, furnish to Lender such other reports in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or any other Credit Party or the Collateral as Lender may request, all in reasonable detail, and Borrower shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the
 Collateral; (b) any material change in the composition of the Collateral; and (c) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect.

5.   NEGATIVE COVENANTS

Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Lender's prior written consent, from the Closing Date until the Termination Date, neither Borrower nor any other Credit Party shall, directly or indirectly, by operation of law or otherwise:

(a) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form any Subsidiary, except that, so long as no Default shall have occurred and be continuing or would occur as a result thereof, Borrower may form new Subsidiaries which are "Leasing Subsidiaries" for all purposes of this Agreement and the other Loan Documents, including the provisions of Section 3.8(b); provided that (i) Borrower shall have provided no less than ten (10) Business Days prior notice to Lender of its intention to form a new Leasing Subsidiary together with such information with respect to such Leasing Subsidiary and any real property lease or other document proposed to be entered into by any Credit Party in connection therewith, and (ii) within one Business Day of forming such Leasing Subsidiary, (A) such Leasing Subsidiary shall execute and deliver to Lender a joinder agreement and such other documents as Lender may request pursuant to which such Leasing Subsidiary becomes a Subsidiary Guarantor party to this Agreement and a consignee party to the Master Consignment Agreement, (B) Lender shall be granted a first priority perfected Lien in all assets of such Leasing Subsidiary and shall have executed such documents (including financing statements and consignment financing statements) as may be required by Lender in connection therewith, and (C) the requirements of Schedule D with respect to such Leasing Subsidiary shall have been complied with;

(b) except as otherwise permitted in this Section 5 below, make any investment in, or make or accrue loans or advances of money to, any Person;

(c)   create, incur, assume or permit to exist any Indebtedness, except:
(i) the Obligations; (ii) Indebtedness other than the Obligations in an aggregate outstanding amount not exceeding $200,000; (iii) deferred taxes; and
(iv) other Indebtedness set forth in Disclosure Schedule (5(c));

(d) enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances), other than (i) loans to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $50,000; (ii) the Master Consignment Agreement and the Bill of Sale executed and delivered by the Credit Parties in connection therewith on the Closing Date and, subject to
Section 3.26, the intercompany transactions contemplated thereby; (iii) sales of Inventory by Borrower to Ames in accordance with Section 3.27 and upon terms no less favorable to Borrower than would be obtained in a comparable arms-length transaction with a Person which is not an Affiliate and the Ames Note; and (iv) the Seller Subordinated Notes and the PS Subordinated Note;

(e) make any changes in any of its business objectives, purposes, or operations which could have or reasonably be expected to have a Material Adverse Effect;

(f)    amend its charter or by-laws or other organizational documents;

(g) incur any Guaranteed Indebtedness except (i) by endorsement of instruments or items of payment for deposit to the general account of Borrower, and (ii) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement;

(h) create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

(i) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts (provided, that the foregoing shall not prohibit the sale of Inventory or obsolete or unnecessary Equipment or real estate in the ordinary course of its business, the sale of Common
Stock at Fair Market Value for cash consideration or the grant of stock options under the Borrower's 1995 Stock Option Plan (as amended July 1, 1996));

(j     take any action or omit to take any action, which act or omission would constitute a material default or an event of default pursuant to, or noncompliance with, any contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien;

(k) cancel any debt owing to it, except for reasonable consideration and in the ordinary course of its business or as otherwise permitted in Section 3.20;

(l) make or permit any Restricted Payment, except Borrower may (i) make scheduled quarterly principal payments and scheduled monthly interest payments on the PS Subordinated Note so long as prior to and after giving effect to such payment (x) no Default has occurred and is continuing or would occur as a result thereof, (y) Borrower's Fixed Charge Coverage Ratio (as defined in Schedule G) for the Fiscal Quarter immediately preceding such payment on a pro forma basis (giving effect to such payment and all Revolving Credit Advances funded in connection therewith as if made on the first day of, and remained outstanding during, such Fiscal Quarter) is at least 1:1, and (z) Borrower shall have delivered to Lender, in form and substance satisfactory to Lender, the Financial Statements for the Fiscal Quarter immediately preceding such payment together with calculations on a pro forma basis demonstrating compliance with the foregoing clause (y), and (ii) make payments on the Seller Subordinated Notes to the extent permitted under the Seller Subordination Agreements; or

(m) engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the Closing Date.

6.    SECURITY INTEREST

6.1 Grant of Security Interest. (a) To secure the prompt and complete payment, performance and observance of all of the Obligations, and to induce Lender to enter into the Loan Documents and to make the Revolving Credit Loan provided for herein, Borrower and each Subsidiary Guarantor hereby assigns and transfers to Lender, and grants to Lender a security interest in and Lien upon, all of its right, title and interest in the Collateral.

(b) Borrower and each Subsidiary Guarantor and Lender agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Borrower and each Subsidiary Guarantor represents, warrants and promises to Lender that: (i) upon and as a result of the filing of appropriate financing statements in the jurisdictions listed in Disclosure Schedule (6.1), such Liens are and will be fully perfected
Liens on and in all Collateral, which Liens are and will, until the Termination Date, be enforceable as first priority, fully perfected Liens as against all other creditors of, and purchasers from, Borrower and each Subsidiary Guarantor (other than purchasers of Inventory in the ordinary course of business); (ii) all action necessary or desirable to protect and perfect such Liens in favor of Lender in all of the Collateral has been duly taken; (iii) except for Permitted Encumbrances, Borrower and each Subsidiary Guarantor is and will be the sole owner of each such item of the Collateral in which a Lien is granted under the Loan Documents (other than consigned goods specifically identified in Disclosure Schedule (6.1)), and has and will have good and marketable title to such Collateral free and clear of any and all other Liens, and (iv) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those filed by Borrower and each Subsidiary Guarantor in favor of Lender pursuant to the Loan Documents, and those relating to other Permitted Encumbrances. Borrower and each Subsidiary Guarantor promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and shall take such actions, including (1) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by Borrower or any Subsidiary Guarantor to Lender, (2) notification of Lender's interest in Collateral at Lender's request, or (3) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrower's and Lender's respective and several interests in the Collateral. Borrower and each Subsidiary Guarantor shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. All Chattel Paper shall be marked with the following legend:
"This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation."

6.2 Lender's Rights. (a) Lender may, (i) at any time in Lender's own name or in the name of Borrower or any Subsidiary Guarantor, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and (ii) at any time after the occurrence of a Default, and without prior notice to Borrower, any Subsidiary Guarantor or any other Credit Party, notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon the request of Lender, Borrower and each Subsidiary Guarantor shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral.

(b) Each Credit Party hereby consents to the assignment, transfer and granting of Liens in the Collateral pursuant to this Section 6, including all Contracts (including the Master Consignment Agreement), Instruments
(including the Ames Note), Chattel Paper and Licenses under which such Credit Party is a party or obligor. It is expressly agreed by Borrower and each Subsidiary Guarantor that, notwithstanding anything herein to the contrary, Borrower and each Subsidiary Guarantor shall remain liable under each Contract and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract or License (between Borrower or any Subsidiary Guarantor and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower or any Credit Party, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract or License.

(c) Borrower and each Subsidiary Guarantor shall, with respect to each owned, leased, or controlled property or facility, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such facility or property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts from all of Borrower's and each Subsidiary Guarantor's Books and Records; and
(iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and Borrower and each Subsidiary Guarantor agree to render to Lender, at Borrower's and such Subsidiary Guarantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Borrower and each Subsidiary Guarantor shall make available to Lender and its counsel, as quickly as practicable under the circumstances, originals or copies of all Borrower's and each Subsidiary Guarantor's Books and Records and any other instruments and documents which Lender may request. Borrower shall deliver any document or instrument reasonably necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower or any Subsidiary Guarantor.

(d) After the occurrence and during the continuance of a Default, Borrower, at its own expense, shall cause the certified public accountant then engaged by Borrower to prepare and deliver to Lender at any time and from time to time, promptly upon Lender's request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Lender may request. Borrower, at its own expense, shall cause its certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Lender shall be permitted to observe and consult with Borrower's accountants in the performance of these tasks.

6.3 Lender's Appointment as Attorney-in-fact. On the Closing Date Borrower and each Subsidiary Guarantor shall execute and deliver a Power of Attorney in the form attached as Exhibit F. The power of attorney granted pursuant to each Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under each Power of Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees and promises that (a) it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) Lender shall only exercise the powers granted under the Power of Attorney in respect of Collateral, and (c) upon request of Borrower or Subsidiary Guarantor, Lender shall account for any moneys received by Lender in respect of any foreclosure on or disposition of Collateral pursuant to use of any Power of Attorney; provided, that, except as otherwise required by applicable law, Lender shall not have any other duty as to any Collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NONE OF LENDER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER OR ANY SUBSIDIARY GUARANTOR FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. Borrower and each Subsidiary Guarantor also hereby authorizes Lender to file any financing or continuation statement without its signature to the extent permitted by applicable law.

6.4 Grant of License to Use Intellectual Property Collateral. For the purpose of enabling Lender to exercise its rights and remedies under the Loan Documents, Borrower and each Subsidiary Guarantor executing this Agreement hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower or any such Subsidiary Guarantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third person; provided, that such license will terminate on the Termination Date.

6.5 Reinstatement. The provisions of this Section 6 shall remain in full force and effect and continue to be effective even if: (a) any petition is filed by or against any Credit Party for liquidation or reorganization; (b) any Credit Party becomes insolvent or makes an assignment for the benefit of creditors; (c) a receiver or trustee is appointed for all or any significant part of any Credit Party's assets; or (d) at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations and Lender's Liens in the Collateral shall be reinstated and deemed reduced only by any amount paid and not so rescinded, reduced, restored or returned.

7.     GUARANTY

7.1 Guaranty. (a) To induce Lender to enter into the Loan Documents and to make the Revolving Credit Loan provided for herein each Subsidiary Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees to Lender, as primary obligor and not merely as a surety, the prompt and complete payment and performance by Borrower and each other Credit Party when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each Subsidiary Guarantor further agrees to, jointly and severally, pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, each Subsidiary Guarantor under this Section 7. This Section 7 shall remain in full force and effect until the Termination Date.

(b) No payment or payments made by Borrower, any other Credit Party or any other Person or received or collected by Lender from Borrower, any other Credit Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Subsidiary Guarantors under this Section 7 which shall, notwithstanding any such payment or payments, remain in full force and effect until the Termination Date.
Each Subsidiary Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to Lender on account of its liability under this Section 7, it will notify Lender in writing that such payment is made under this Section 7 for such purpose.

7.2 Nature of Liability. The liability of each Subsidiary Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations whether executed by such Subsidiary Guarantor, any other Subsidiary Guarantor or by any other Person, and a separate action or actions may brought and prosecuted against each Subsidiary Guarantor whether or not action is brought against any other Subsidiary Guarantor, any other guarantor, the Borrower, any other Credit Party or any other Person and whether or not any other Subsidiary Guarantor, any other guarantor, the Borrower, any other Credit Party or any other Person be joined in any such action or actions. Each Subsidiary Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to any Subsidiary Guarantor.

7.3 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 7, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of Lender against Borrower or any other Credit Party or any security interest in and Lien upon any collateral security or guaranty therefor or right of offset held by Lender for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other Credit Party in respect of payments made by such Subsidiary Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Subsidiary Guarantor, in trust for Lender, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to Lender in the exact form received by Lender (duly indorsed by such Subsidiary Guarantor to Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Lender may determine. The provisions of this paragraph shall survive the termination of this Section 7 and the Termination Date.

7.4 Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Subsidiary Guarantor, and without notice to or further assent by any Subsidiary Guarantor, any demand for payment of any of the Obligations made by Lender may be rescinded by Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any security interest in and Lien upon any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, and this Agreement, the other Loan Documents and any other documents executed and delivered in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time, and any security interest in and Lien upon any collateral security or guaranty for the Obligations or right of offset at any time held by Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this
Section 7 or any property subject thereto. When making any demand hereunder against any Subsidiary Guarantor, Lender may, but shall be under no obligation to, make a similar demand on Borrower or any other Credit Party, and any failure by Lender to make any such demand or to collect any payments from Borrower or any such other Credit Party or any release of Borrower or such other Credit Party shall not relieve any other Subsidiary Guarantor of its obligations or liabilities under this Guaranty, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Lender against any Subsidiary Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

7.5 Guaranty Absolute and Unconditional. Each Subsidiary Guarantor waives, to the fullest extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Lender upon the guaranty contained in this
Section 7 or acceptance of the guaranty contained in this Section 7; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 7; and all dealings between Borrower or any Subsidiary Guarantor, on the one hand, and Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this
Section 7. Each Subsidiary Guarantor waives, to the fullest extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or any Subsidiary
Guarantor with respect to the Obligations. This Section 7 shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (a) the validity, regularity or enforceability of this Agreement, the Revolving Credit Note or any other Loan Document entered into by any Credit Party with Lender, any of the Obligations or any other security interest in and Lien upon the any collateral security or guarantee therefore or right of offset with respect thereto at any time or from time to time held by Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Credit Party against Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Credit Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Credit Party for the Obligations, or of any Subsidiary Guarantor under this Section 7, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Subsidiary Guarantor, Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Credit Party or any other Person or against any security interest in and Lien upon the any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Lender to pursue such other rights or remedies or to collect any payments from any other Credit Party or any such other Person or to realize upon any such security interest in and Lien upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Credit Party or any such other Person or of any such security interest in and Lien upon such collateral security or any such guaranty or right of offset, shall not relieve any Subsidiary Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender against any Subsidiary Guarantor. This Section 7 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Subsidiary Guarantor and each of its successors, and shall inure to the benefit of Lender until the Termination Date.

7.6 Subordination. Any indebtedness of any Credit Party now or hereafter held by a Subsidiary Guarantor is hereby subordinated to the Obligations; and such indebtedness of any Credit Party to a Subsidiary Guarantor, if Lender, after a Default has occurred, so requests, shall be collected, enforced and received by such Subsidiary Guarantor as trustee for the Lender and be paid over to the Lender on account of the Obligations, but without affecting or impairing in any manner the liability of such Subsidiary Guarantor under the other provisions of this Section 7. Prior to the transfer by a Subsidiary Guarantor of any note or negotiable instrument evidencing any indebtedness of any Credit Party to a Subsidiary Guarantor, such Subsidiary Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. The word "indebtedness" is used in this
Section 7 in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of any Credit Party heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether such Credit Party may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

7.7 Reinstatement. This Section 7 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

7.8 Maximum Guaranteed Amount. Notwithstanding any other provision of this Section 7 to the contrary, if the obligations of any Subsidiary Guarantor hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting the rights of creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of such Subsidiary Guarantor's liability under this
Section 7, then notwithstanding any other provision of this Section 7 to the contrary, the amount of such liability of such Subsidiary Guarantor shall, without any further action by such Subsidiary Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determine in such action or proceeding.

7.9 Payments. Each Subsidiary Guarantor hereby agrees that the Obligations will be paid to Lender without set-off or counterclaim in dollars at the office of Lender as set forth in Section 10.7.

8.     EVENTS OF DEFAULT:  RIGHTS AND REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefore) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived by Lender in accordance with Section 10.3:

(a) Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

(b) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement or any of the other Loan Documents, regardless of whether such breach involves a covenant, promise, agreement, condition, requirement, term or provision with respect to a Credit Party that has not signed this Agreement; or

(c) an event of default shall occur under any agreement, document or instrument to which Borrower or any other Credit Party is a party, or by which any such Person or its property is bound, and such event of default (i) involves the failure to make any payment, whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

(d) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower or any other Credit Party shall be untrue or incorrect as of the date when made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

(e) any of the assets of Borrower or any other Credit Party shall be attached, seized, levied upon or subjected to a writ or distress warrant or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person, for a period of sixty (60) consecutive days; or any Person other than Borrower shall apply for the appointment of a receiver, trustee or custodian for any of Borrower's assets (or those of any other Credit Party) and shall remain unstayed or undismissed for sixty (60) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(f) a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (a) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties, or (b) the reorganization or winding up or liquidation of the affairs of any such Person and such case or proceeding shall remain undismissed or unstayed for sixty
(60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying
(a) any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document, or (b) the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

(g) Borrower or any other Credit Party shall (i) file a petition under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any such Person or of any substantial part of its properties, (iii) fail generally to pay (or admit in writing its inability to pay) its debts as such debts become due, or
(iv) take any corporate action in furtherance of any such action; or

(h) final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment; or

(i) any other event shall have occurred which could have or reasonably be expected to have a Material Adverse Effect and Lender shall have given Borrower notice thereof; or

(j) any Lien or any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral covered or purported to be covered thereby to the extent contemplated by Section 6.1.

8.2 Remedies. (a) If any Default shall have occurred and be continuing, then Lender may exercise one or more of the following remedies: (i) upon notice to Borrower from Lender, increase the rate of interest applicable to the Loans to the Default Rate, as provided in Section 1.5(d), effective as of the date of the initial Default; or (ii) terminate or suspend its obligation to make further Revolving Credit Advances. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (1) declare all or any portion of the Obligations to be forthwith due and payable whereupon such Obligations shall become and be due and payable; or (2) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1 (e), (f) or (g), the
Obligations shall become immediately due and payable (and any obligation of Lender to make further Revolving Credit Advances, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

(b) Without limiting the generality of the foregoing, Borrower expressly agrees that upon the occurrence and during the continuance of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Lender deems necessary or advisable.

(c) Borrower further agrees, upon the occurrence and during the continuance of an Event of Default and at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Borrower's premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of Lender.
Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect to such appointment without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower agrees that ten
(10) days prior notice by Lender to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

(d) Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid, unenforceable, in whole or in part.

8.3 Waivers by Borrower. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Revolving Credit Note or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

8.4 Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt, in the following order of priorities: first, to reimburse or pay in full the actual and reasonable expenses of Lender incurred in connection with such sale, disposition or other realization, including all other expenses, liabilities and advances incurred or made by Lender in connection therewith; second, to Lender as specified in Section 1.11; and finally, after payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including
Section 9-504(1)(c) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

9.  SUCCESSORS AND ASSIGNS

Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation, delegation or other conveyance by Borrower or such Credit
Party without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower, the other Credit Parties and Lender with respect to the transactions contemplated hereby and thereby, and there shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Revolving Credit Loan and the Loan Documents and to sell, transfer or assign any or all of its rights in the Revolving Credit Loan and under the Loan Documents.

10.   MISCELLANEOUS

10.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and may not be modified, altered or amended except by a written agreement signed by Lender, Borrower and any other Credit Party executing this Agreement or any other Loan Document. Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the initial Revolving Credit Loan has been funded at that time.

10.2 Expenses. Borrower shall reimburse Lender for all reasonable out-of-pocket expenses as set forth in Schedule E.

10.3 No Waiver. Neither Lender's failure, at any time or times, to require strict performance by Borrower or any other Credit Party of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default, or other provision under the Loan Documents shall not suspend, waive or affect any other Default or under any Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit Party to Lender contained in any Loan Document and no Default by Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

10.4 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Maturity Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower or any other Credit Party and all rights of Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date.

10.5 Conflict of Terms. Except as otherwise provided in any Loan Document by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any other Loan Document, the provision contained in this Agreement shall govern and control.

10.6 Authorized Signature. Until Lender shall be notified by Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of Borrower or such other Credit Party listed in the Secretarial Certificate in the form of Exhibit E shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower's or such other Credit Party's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

10.7 Notices. Except as otherwise provided herein, whenever any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered
(a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.7), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule 1.1 or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated in Schedule 1.1 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

10.8 Section Titles. The Section titles and Table of Contents contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

10.9 Counterparts. Any Loan Document may be executed in any number of identical counterparts, which shall constitute an original and collectively and separately constitute a single instrument or agreement.

10.10 Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

10.11    GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF
THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING
UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT
HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR
DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF
OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED,
THAT LENDER, BORROWER AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS
FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF
NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE
DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON
THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE
1.1 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S OR SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR FIVE
(5) DAYS AFTER DEPOSIT IN THE U.S. MAILS IN THE MANNER DESCRIBED ABOVE, PROPER POSTAGE PREPAID.

10.12 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED
THERETO.

10.13 DATING. Although this Agreement is dated as of the date first written above for convenience, this Agreement shall be effective on October 22, 1996.


IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.


                                     BORROWER:

                                     AID AUTO STORES, INC.


                                     By:__________________________

                                     Name:________________________

                                     Title:_______________________


                                     LENDER:

                                     GENERAL ELECTRIC CAPITAL CORPORATION

                                     By:__________________________

                                     Name:________________________

                                     Title:_________________________


                                     SUBSIDIARY GUARANTORS:

                                     AMES AUTOMOTIVE WAREHOUSE, INC.


                                     By:___________________________

                                     Title:__________________________



                                     PERFECT CHOICE AUTOMOTIVE PRODUCTS, INC.


                                     By:___________________________

                                     Title:__________________________


                                     AID FLATLANDS AVENUE, INC.


                                     By:___________________________

                                     Title:__________________________


                                     WHITE PLAINS AID, INC.


                                     By:___________________________

                                     Title:__________________________



                                      BELLMORE AID, INC.


                                      By:___________________________

                                      Title:__________________________



                                      BETHPAGE SUPERSTORE AID AUTO, INC.


                                      By:___________________________

                                      Title:__________________________



                                      NORTH BABYLON SUPERSTORE AID AUTO, INC.


                                      By:___________________________

                                      Title:__________________________



                                      OCEANSIDE SUPER STORE AID AUTO, INC.


                                      By:___________________________

                                      Title:__________________________



                                      JERSEY CITY AID AUTO, INC.


                                      By:___________________________

                                      Title:__________________________



                                      HILLSIDE AVENUE AID, INC.


                                      By:___________________________

                                      Title:__________________________



                                      GLEN COVE SUPERSTORE AID AUTO, INC.


                                      By:___________________________

                                      Title:__________________________




                                      AID 1715 FLATBUSH, INC.


                                      By:___________________________

                                      Title:__________________________



                                      AID ADELMAN, INC.


                                      By:___________________________

                                      Title:__________________________



                                      CAMBRIA HEIGHTS AID, INC.


                                      By:___________________________

                                      Title:__________________________





                     INDEX OF EXHIBITS AND SCHEDULES


Schedule A           -         Definitions
Schedule B           -         Disclosure Schedules
Schedule C           -         Supplemental Description of Collateral
Schedule D           -         Cash Management System
Schedule E           -         Fees and Expenses
Schedule F           -         Schedule of Documents
Schedule G           -         Financial Covenants

Schedule 1.1         -         Lender's and Borrower's Representatives for
                               Notices; Addresses
Schedule 1.6         -         Eligible Accounts
Schedule 1.7         -         Eligible Inventory
Schedule 6.1         -         Excluded Collateral

Exhibit A            -         Form of Notice of Revolving Credit Advance
Exhibit B            -         Form of Revolving Credit Note
Exhibit C            -         Form of Borrowing Base Certificate
Exhibit D            -         Form of Accounts Receivable Reconciliation
Exhibit E            -         Form of Secretarial Certificate
Exhibit F            -         Form of Power of Attorney

                             SCHEDULE A - DEFINITIONS

Capitalized terms used in the Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in the Agreement or in the other Loan Documents) the following respective meanings:

"Account Debtor" shall mean any Person who may become obligated with respect to, or on account of, an Account.

"Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations
(other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all moneys due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

"Adelman" shall mean Aid Adelman, Inc., a New York corporation.

"Affiliate" shall mean, with respect to any Person: (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person;
(ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall mean the Loan and Security Agreement to which this Schedule A is attached or otherwise identified, including all Appendices attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative; provided, that except as specifically set forth in the Agreement, any reference to the Disclosure Schedules to the Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Lender in accordance with Section 3.25.

"Aid Store Subsidiaries" shall mean a collective reference to Aid Flatlands Avenue, Inc., a New York corporation, and White Plains Aid, Inc., a New York corporation.

"Ames" shall mean Ames Automotive Warehouse, Inc., a New York corporation.

"Ames Note" shall mean the Demand Promissory Note and Security Agreement, dated the Closing Date, of Ames issued for the benefit of Borrower, and assigned to Lender as Collateral for the Obligations.

"Appendices" shall have the meaning assigned to it in the Recitals of the Agreement.

"Bill of Sale" shall mean the bill of sale dated the Closing Date executed by Borrower and its Subsidiaries (other than Ames and Adelman) and Cambria pursuant to which each such Subsidiary and Cambria sells to Borrower any Inventory owned by such Subsidiary and Cambria on the Closing Date in form and substance satisfactory to Lender.

"Books and Records" shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, accounting books and records, financial statements (actual and pro forma), and filings with Governmental Authorities.

"Borrower" shall mean the Person identified in the Recitals of the Agreement.

"Borrowing Availability" shall mean, at any time, the lesser of (i) the Maximum Amount or (ii) the Borrowing Base, in each case less (a) the Lease Payment Reserve and (b) the amount of any other reserves established by Lender from time to time. Without limiting the foregoing, such reserves may include reserves in such amounts as Lender may deem necessary or appropriate from time to time in its discretion for those Accounts resulting from Franchisees that have not executed a letter pursuant to which such Franchisees agree to, among other things, make payments on their Accounts without setoff.

"Borrowing Base" shall mean at any time an amount equal to the sum at such time of:

(a) sixty-five percent (65%) (or such lesser percentage as may be specified by Lender from time to time by written notice to Borrower, of the value (as determined by Lender) of Borrower's Eligible Inventory, valued on a first-in, first-out basis (at the lower of cost or market); provided that, so long as, at any time after December 31, 1996, a retail location of the Borrower or any of its Subsidiaries is not on the TOMEX Inventory System with respect to its sales information, the foregoing advance rate shall be reduced to fifty percent (50%) with respect to Borrower's Eligible Inventory at such location; plus

(b) the lesser of (i) $500,000 or (ii) seventy percent (70%) (or such lesser percentage as may be specified by Lender from time to time by written notice to Borrower) of the value of Borrower's Eligible Accounts; plus

(c) the lesser of (i) the then outstanding amount of the Ames Note and (ii) seventy percent (70%) (or such lesser percentage as may be specified by Lender from time to time by written notice to Borrower) of the value of Eligible Accounts of Ames.

"Borrowing Base Certificate" shall mean a certificate in the form of Exhibit C and shall include the Schedule of Accounts and Schedule of Inventory.

"Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

"Cambria" shall mean Cambria Heights Aid, Inc., a New York corporation.

"Capital Expenditures" shall mean all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

"Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

"Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

"Change of Control" means any transaction or event as a direct or indirect result of which (i) the Permitted Holders shall own shares representing less than 25% of the outstanding shares of voting capital stock of Borrower; (ii) if at any time any Person (other than one or more Permitted Holders) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of a greater percentage of the outstanding shares of voting capital stock of Borrower than the percentage of the outstanding shares of voting capital stock of Borrower then held by the Permitted Holders; (iii) the replacement of a majority of the Board of Directors of Borrower, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, which replacement shall nothave been approved by a vote of at least a majority of the Board of Directors of Borrower then still in office who were either members of the Board of Directors at the beginning of such period or whose appointment as a member of the Board of Directors was previously so approved; or (iv) if at any time Philip L. Stephen ceases to be a member of Borrower's senior management having substantially the same duties and responsibilities as on the Closing Date other than due to his death or permanent disability. For the purposes of this definition, "Permitted Holders" shall mean Philip L. Stephen, members of his immediate family, any trust established for the benefit of any such individuals controlled by Philip L. Stephen and any executor for the estate thereof.

"Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party's business.

"Chattel Paper" shall mean all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

"Claim" shall mean any and all: suits, actions, or proceedings in any court or forum, at law, in equity or otherwise; any costs, fines, deficiencies, or penalties; any asserted claims or demands by any Person; any arbitration demands, proceedings or awards; any damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of collection, defense or appeal); any enforcement of rights and remedies; or any criminal, civil or regulatory investigations.

"Closing Date" shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Lender, and the initial Revolving Credit Advance has been made.

"Closing Fee" shall have the meaning assigned to it in Schedule E.

"Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"Collateral" shall mean the property, now existing or hereafter acquired, real or personal, tangible or intangible, and whether owned by, consigned to, or held by, or under the care, custody or control of Borrower or any other Credit Party, that may at any time be or become lawfully subject to a pledge, security interest or Lien in favor of Lender to secure the Obligations, including all cash, cash equivalents, Accounts, bank and deposit accounts and deposits, investment property, commodity contracts, Inventory, Equipment, Goods, Chattel Paper, Documents, Instruments, Books and Records, real property interests, General Intangibles (including all Intellectual Property, Stock, Claims, contract rights, and choses in action), and all of Borrower's or such Credit Party's other interests in property of every kind and description, and the products, profits, rents of, dividends or distributions on, accessions to, and all Proceeds (including insurance proceeds) of any of the foregoing, regardless of whether the Collateral, or any of it, is property as to which the Code provides for the perfection of a security interest, and all rights and remedies applicable to such property, and including all other property described in Schedule C, but excluding in all events Hazardous Materials and the Excluded Collateral.

"Collection Account" shall mean that certain account of Lender, account number 50-232-854 in the name of GECC-CAF Depository at Bankers Trust Company, 1 Bankers Trust Plaza, New York, New York, ABA number 021-001-033.

"Commitment Maturity Date" shall mean the earliest of (i) October 22, 1999,
(ii) the date Lender's obligation to advance funds is terminated and the Obligations are declared to be due and payable pursuant to Section 8.2, and
(iii) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.2(b).

"Commitment Termination Date" shall mean the earliest of (i) October 22, 1999
(ii) the date of termination of Lender's obligation to advance funds pursuant to Section 8.2, and (iii) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.2(b).

"Common Stock" shall mean Borrower's common stock, par value $.001 per share.

"Concentration Account" shall have the meaning assigned to it in Schedule D.

"Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

"Copyright License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

"Copyrights" shall mean all of the following now owned or hereafter acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

"Credit Party" shall mean Borrower and each of its Subsidiaries, each Subsidiary Guarantor, and each other Guarantor who has incurred obligations under or in respect of the Agreement or granted Lender a Lien on Collateral in support of the Obligations with or without direct liability, and each other Person, other than Lender, who has executed the Agreement or any other Loan Document.

"Default" shall mean any Event of Default or any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

"Default Rate" shall have the meaning assigned to it in Section 1.5(d).

"Disbursement Accounts" shall have the meaning assigned to it in Schedule D.

"DOL" shall mean the United States Department of Labor or any successor thereto.

"Documents" shall mean all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

"Eligible Accounts" shall have the meaning assigned to it in Schedule 1.6.

"Eligible Inventory" shall have the meaning assigned to it in Schedule 1.7.

"Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. 136 et seq.); the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) ("RCRA");
the Toxic Substance Control Act (15 U.S.C. 2601 et seq.); the Clean Air
Act (42 U.S.C. 740 et seq.); the Federal Water Pollution Control Act
(33 U.S.C. 1251 et seq.); the Occupational Safety and Health Act (29
U.S.C.  651 et seq.) ("OSHA"); and the Safe Drinking Water Act (42 U.S.C.
 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

"Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of a Hazardous Material.

"Environmental Permits" shall mean all permits, licenses, administrative orders, consent orders, consent decrees, governmental agency agreements or other written documents detailing required environmental performance expected of Borrower or any other Credit Party by any Governmental Authority.

"Equipment" shall mean all "equipment" as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description which may be now or hereafter used in such Person's operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefore.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), and any regulations promulgated thereunder.

"ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a "controlled group of corporations," a group of trades or businesses under "common control," or an "affiliated service group," which includes Borrower or any Credit Party, within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

"ERISA Event" shall mean: (i) any of the events described in Section 4043(c) of ERISA with respect to a Title IV Plan or a Multiemployer Plan with respect to which the 30-day notice requirement has not been waived by regulation;
(ii) the withdrawal of Borrower, any other Credit Party or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer," as defined in Section 4001(a)
(2) of ERISA; (iii) the complete or partial withdrawal of Borrower, any other Credit Party or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by PBGC; (vi) a transfer, within the preceding five years which resulted or will result in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of Borrower or any other Credit Party; or (vii) any other event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan, or which results in the reorganization of or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

"Event of Default" shall have the meaning assigned to it in Section 8.1.

"Excluded Collateral" shall mean (i) any property or assets subject to a Purchase Money Lien securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(c)(ii) or 5(c)(iv), and (ii) any other property or assets listed in Schedule 6.1.

"Fair Market Value" shall mean the average of the means between the high and low trading prices of the Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is listed on a stock exchange, the principal stock exchange on which the Common Stock is listed, for the five trading days ended prior to the date of determination for which such trading prices are available. If the Common Stock is not reported on the National Association of Securities Dealers Automated Quotation System or listed on any stock exchange, then the "fair market value" shall be determined in good faith by Borrower's Board of Directors.

"Federal Reserve Board" shall have the meaning assigned to it in Section 3.10.

"Fees" shall mean the fees due to Lender as set forth in Schedule E.

"Financial Statements" shall mean the consolidated and consolidating income statement, balance sheet and statement of cash flows of Borrower and its Subsidiaries, internally prepared for each Fiscal Month, and audited for each Fiscal Year, prepared in accordance with GAAP.

"Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

"Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower.

"Fiscal Year" shall mean the 12-month period of Borrower ending December 31 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year" unless Lender shall consent in writing to such change.

"Flatbush" shall mean Aid 1715 Flatbush, Inc., a New York corporation.

"Franchise Documents" shall have the meaning assigned to it in Section 3.28.

"Franchisees" shall mean all of Borrower's franchisees existing on the Closing Date and set forth on Disclosure Schedule (3.28) and all future franchisees of Borrower.

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

"GE Capital" shall mean General Electric Capital Corporation, a New York corporation, and its successors and assigns.

"General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any Contract, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

"Goods" shall mean all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including movables, fixtures, equipment, inventory, or other tangible personal property.

"Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such
Person: (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

"Guarantor" shall mean each Subsidiary Guarantor and each other Person which executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by the Agreement.

"Guaranty" shall mean the provisions of Section 7 and any other agreement to perform all or any portion of the Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

"Hazardous Material" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by any Governmental Authority, or forms the bases of liability now or hereafter under, any Environmental Law in any jurisdiction in which Borrower or any other Credit Party has owned, leased, or operated real property or disposed of hazardous materials, including any material or substance which (i) is defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, or (ii) constitutes petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, radioactive substances, volatile hydrocarbons or industrial solvents.

"Indebtedness" of any Person shall mean: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 60 days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed
Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii),
(iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vii) the Obligations; and (viii) all liabilities under Title IV of ERISA.

"Indemnified Person" shall have the meaning assigned to it in Section 1.13(a).

"Index Rate" shall mean the latest rate for 30-day dealer placed commercial paper (which for purposes hereof shall mean high grade unsecured notes sold through dealers by major corporations in multiples of $1,000) which normally is published in the "Money Rates" section of The Wall Street Journal (or if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Lender may select).

"Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" shall mean any and all Licenses, Patents, Copyrights and Trademarks.

"Inventory" shall mean all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

"IRC" shall mean the Internal Revenue Code of 1986, and any successor thereto.

"IRS" shall mean the Internal Revenue Service, or any successor thereto.

"Lease Payment Reserve" shall mean a reserve against Borrowing Availability in an amount determined by Lender in its discretion including an amount equal to the aggregate amount of two months rent and utility costs payable by any Credit Party with respect to each lease of real property where Eligible Inventory is located and with respect to which any Credit Party has failed to obtain a landlord's waiver from the landlord thereof in form and substance satisfactory to Lender. The Lease Payment Reserve may, in Lender's discretion, be in addition to any other reserve against Borrowing Availability established by Lender.

"Leasing Subsidiaries" shall mean a collective reference to Bellmore Aid, Inc., a New York corporation, Bethpage Superstore Aid Auto, Inc., a New York corporation, North Babylon Superstore Aid Auto, Inc., a New York corporation, Oceanside Super Store Aid Auto, Inc., a New York corporation, Jersey City Aid Auto, Inc., a New Jersey corporation, Hillside Avenue Aid, Inc., a New York corporation, Glen Cove Superstore Aid Auto Inc., a New York corporation and any other Subsidiary of Borrower which becomes a Leasing Subsidiary hereunder pursuant to Section 5(a).

"Lender" shall mean GE Capital and, if at any time GE Capital shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

"License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

"Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

"Loan Documents" shall mean the Agreement, the Revolving Credit Note, the Financial Statements, each Guaranty, each Power of Attorney, the Lock Box Account Agreements, the Concentration Account Agreement, the Disbursement Account Agreements, the Seller Subordination Agreements, the PS Subordination Agreement, the Master Consignment Agreement, the Bill of Sale, the Ames Note, the patent and trademark assignment, and the other documents and instruments listed in Schedule F, and all documents, instruments, certificates, and notices at any time delivered by and between Lender and any Credit Party in connection with any of the foregoing.

"Lock Box Account" shall have the meaning assigned to it in Schedule D.

"Master Consignment Agreement" shall mean the Master Consignment Agreement dated as of the Closing Date entered into by Borrower, each of Borrower's Subsidiaries (except for Ames and Adelman) and Cambria.

"Material Adverse Effect" shall mean: (i) a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any other Credit Party or the industry within which Borrower or any other Credit Party operates, (b) Borrower's or any other Credit Party's ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (d) Lender's rights and remedies under the Agreement and the other Loan Documents; or (ii) the incurrence outside the ordinary course of business by any Credit Party of any liability, contingent or liquidated, which has an actual or estimated incurrence of liability, or dollar exposure or loss, greater than $250,000 to any Credit Party.

"Maximum Amount" shall mean the maximum amount of credit to be provided by Lender to or for the benefit of Borrower for aggregate Revolving Credit Advances outstanding at any time, without regard to the Borrowing Base or reserves, which amount, for purposes of the Agreement, is Ten Million Dollars ($10,000,000).

"Minimum Actionable Amount" shall mean $200,000.

"Multiemployer Plan" shall mean a "multiemployer plan," as defined in Section 4001(a) (3) of ERISA, to which Borrower, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

"Net Borrowing Availability" shall mean at any time the Borrowing
Availability less the Revolving Credit Loan.

"Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(b).

"Obligations" shall mean all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower, such Credit Party and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of Borrower), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Revolving Credit Loan.

"Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

"Patents" shall mean all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

"Perfect Choice" shall mean Perfect Choice Automotive Products, Inc., a New York corporation.

"Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.11(b); (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of Borrower; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousing or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $50,000 at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates, (x) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(c)(ii); (xi) Liens disclosed in Disclosure Schedule (5(h)) on the Closing Date and approved by Lender; and (xii) Liens in favor of Lender securing the Obligations.

"Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

"Plan" shall mean, with respect to Borrower or any other Credit Party, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower or any other Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

Power of Attorney" shall mean a Power of Attorney of any Credit Party in the form of Exhibit F.

"Prepayment Fee" shall mean the fee payable for termination by Borrower pursuant to Section 1.2(b) of Lender's obligation to make Revolving Credit Advances in the amount(s) specified in Schedule E.

"Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any other Credit
Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any claim of Borrower or any other Credit Party against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral; and (v) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

"Projections" shall mean as of any date the consolidated and consolidating balance sheet, statements of income and cash flow for Borrower and its Subsidiaries (including forecasted Capital Expenditures and Net Borrowing Availability) (i) by month for the next Fiscal Year, and (ii) by year for the following three Fiscal Years, in each case prepared in a manner consistent with GAAP and accompanied by senior management's discussion and analysis of such plan.

"PS Subordinated Note" shall mean the Borrower's promissory note dated the Closing Date in the original principal amount of $2,187,500 held by Philip
L. Stephen.

"PS Subordination Agreement" shall mean the Subordination Agreement dated as of the Closing Date among Philip L. Stephen, the Borrower and the Lender, in form and substance satisfactory to Lender, relating to the PS Subordinated Note.

"Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset,
(ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and
(iii) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

"Purchase Money Lien" shall mean any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures such Purchase Money Indebtedness.

"Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

"Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

"Restricted Payment" shall mean: (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower's or any other Credit Party's Stock; (ii) any payment on account of the purchase, redemption,defeasance or other retirement of Borrower's or any other Credit Party's Stock or Indebtedness other than (a) that arising under the Agreement or (b) if no Default shall have occurred and be continuing, or shall be caused thereby, interest and principal, when due, under Indebtedness described in Disclosure Schedule (3.8) or otherwise permitted under Section 5(c)(ii), without acceleration or modification of the amortization as in effect on the Closing Date, or any other payment or distribution made in respect thereof, either directly or indirectly; or (iii) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in the Agreement; provided, that no payment to Lender shall constitute a Restricted Payment.

"Retiree Welfare Plan" shall refer to any Plan which is a "welfare plan," as defined in Section 3(1) of ERISA, providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

"Revolving Credit Advance" shall have the meaning assigned to it in
Section 1.1(a).

"Revolving Credit Loan" shall mean at any time the sum of (i) the aggregate amount of Revolving Credit Advances then outstanding, plus (ii) the amount of accrued, but unpaid, interest thereon.

"Revolving Credit Note" shall mean the promissory note of Borrower dated the Closing Date, substantially in the form of Exhibit B.

"Revolving Credit Rate" shall have the meaning assigned to it in Section 1.5(a).

"Schedule of Accounts" shall mean a schedule of all Accounts to be delivered by Borrower to Lender pursuant to Section 1.6.

"Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Loan Documents and the transactions contemplated thereunder, substantially in the form of Schedule F.

"Schedule of Inventory" shall mean the schedules of inventory to be delivered by Borrower to Lender pursuant to Section 1.7, including Borrower's internal reports classifying and valuing Inventory.

"Seller Subordinated Notes" shall mean the Borrower's promissory notes listed on Disclosure Schedule (5(c)) and identified as the Seller Subordinated Notes.

"Seller Subordination Agreements" shall mean the Subordination Agreements dated as of the Closing Date among the Borrower, the Lender and each of Werner S. Neuberger and Nuby's Auto, Inc., in form and substance satisfactory to Lender, relating to the Seller Subordinated Notes.

"Stock" shall mean all certificated and uncertificated shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

"Stockholder" shall mean each holder of Stock of Borrower or any other Credit Party.

"Subject Property" shall have the meaning assigned to it in Section 3.17(a).

"Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shallhave or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. The term "Subsidiary" shall include, without limitation, Ames, Perfect Choice, the Aid Store Subsidiaries, the Leasing Subsidiaries, Flatbush and Adelman.

"Subsidiary Guarantor" shall mean each Subsidiary of Borrower which is or becomes a party to the Agreement and Cambria.

"Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

"Termination Date" shall mean the date on which the Revolving Credit Loan and any other Obligations under the Agreement are indefeasibly paid in full, in cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under the Agreement.

"Title IV Plan" shall mean an "employee pension benefit plan," as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which Borrower, any other Credit Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

"Tomex Inventory System" means the new TOMEX software and hardware point of sale inventory scanning system for maintaining, among other things, perpetual inventory control and sales information.

"Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

"Trademarks" shall mean all of the following now owned or hereafter acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs andgeneral intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

"Transaction Summary" shall mean the Transaction Summary set forth in the Recitals to the Agreement.

"Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for such Title IV Plan determined on the basis of a shutdown of the employees thereunder and using the actuarial assumptions in effect for funding purposes under such Title IV Plan, and (ii) for a period of five (5) years following a transaction which could be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower, any other Credit Party or any ERISA Affiliate as a result of such transaction.

"Unused Line Fee" shall have the meaning assigned to it in Schedule E.

"Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

Any accounting term used in the Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in the Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words "herein," "hereof" and "hereunder" or other words of similar import refer to the Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (e) all references in the Agreement or in the Schedules to the Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to the Agreement; and (f) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.




                       SCHEDULE B - DISCLOSURE SCHEDULES

See attached.




                SCHEDULE C - SUPPLEMENTAL DESCRIPTION OF COLLATERAL

A.        TRADEMARKS OF AID AUTO STORES, INC.


          (a) AID trademark and service mark as registered in the State of New York:

                     R-27228 dated March 19, 1993
                     R-27229 dated March 19, 1993
                     R-27230 dated March 19, 1993
                     S-13451 dated March 19, 1993

           (b) AID trademark and service mark as registered in the State of New Jersey:

                     AID and DESIGN in Class 19
                     AID and DESIGN in Class 35, No. 12051
                     AID and DESIGN in Class 23
                     AID AUTO STORES and DESIGN in Class 101 No. 12052

           (c) AID and DESIGN trademark as registered in the United States Patent and Trademark Office:

                     R804137 dated November 16, 1993

           (d) AID AUTO SUPER STORE service mark as registered in the United States Patent and Trademark Office:

                     R1,993,288 dated August 13, 1996


B.         TRADEMARKS OF PERFECT CHOICE AUTOMOTIVE PRODUCTS, INC.


           (e) PERFECT CHOICE GUARANTEED QUALITY and Design trademark application, Serial No. 74/649,745 was filed by Perfect Choice Automotive Products, Inc. with the United States Patent and Trademark Office on March 21, 1995 in Classes 1, 3, 4 and 17.




                          SCHEDULE D - CASH MANAGEMENT


Borrower, its Subsidiaries and Cambria agree to establish, and to maintain, until the Termination Date, the cash management system described below:

1. Borrower and Cambria: (i) shall not (and shall not permit any of its Subsidiaries to) open or maintain any deposit, checking, operating or other bank account, or similar money handling account, with any bank or other financial institution except for (a) those accounts of the Borrower identified in Attachment I hereto (to include a payroll account not to exceed an amount equal to one regular payroll at any time) and (b) those checking or disbursement accounts of Borrower's Subsidiaries and Cambria identified on Attachment I hereto (the "Subsidiary Disbursement Accounts"); and (ii) shall not close or permit to be closed any of the accounts listed in Attachment I hereto, in each case without Lender's prior written consent, and then only after Borrower and Cambria have (or have caused its Subsidiaries to) implemented agreements with such bank or financial institution and Lender acceptable to Lender; provided that (x) any new Leasing Subsidiary formed after the Closing Date in accordance with Section 5(a) may open a Subsidiary Disbursement Account with a bank satisfactory to Lender so long as such bank and such Leasing Subsidiary shall have entered into a Disbursement Account Agreement satisfactory to Lender with respect to such Account on or prior to the date such Account is opened and Attachment I to this Schedule D is amended to reflect such new Account, and (y) Borrower may in connection with opening any new retail location after the Closing Date open a Lock Box Account for such location with a bank satisfactory to Lender so long as such bank and Borrower have entered into a Lock Box Account Agreement satisfactory to Lender with respect to such Account on or prior to the date such Account is opened and Attachment I to this Schedule D is amended to reflect such new Account.

2. Commencing on the Closing Date and until the Termination Date, Borrower and Cambria shall (and shall cause each of its Subsidiaries to) deposit or, if directed by Lender, cause to be deposited directly, in either case on the date of receipt thereof, all cash, checks, notes, drafts or other similar items relating to or constituting proceeds of or payments made in respect of any and all Collateral and all other receipts into lock boxes or lock box or blocked accounts (collectively, the "Lock Box Accounts") and secondary concentration accounts (the "Secondary Concentration Accounts"), in each case, in Borrower's, Cambria's or such Subsidiary's name at the banks set forth in Attachment I hereto. On or before the Closing Date, Borrower shall have established a concentration account in Borrower's name (the
"Concentration Account") at the bank set forth in Attachment I hereto, under an agreement in form and substance acceptable to Lender.

3. On or before the Closing Date, each bank at which the Lock Box Accounts and Secondary Concentration Accounts are held shall have entered into tri-party lock box agreements (the "Lock Box Account Agreements") with Lender and Borrower and its Subsidiaries and Cambria, as applicable, in form and substance acceptable to Lender. Each such Lock Box Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of setoff or recoupment or any other claim against such Lock Box Account or Secondary Concentration Account other than for payment of its service fees and other charges directly related to the administration of such account, and (b) such bank agrees to sweep on a daily basis all amounts, as applicable, in the Lock Box Account to the relevant Secondary Concentration Account and in the Secondary Concentration Account to the Concentration Account.

4. On or before the Closing Date, the bank at which the Concentration Account is held shall have entered into a tri-party concentration account agreement (the "Concentration Account Agreement") with Lender and Borrower, in form and substance acceptable to Lender. Such Concentration Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of setoff or recoupment or any other claim against such Concentration Account, other than for payment of its service fees and other charges directly related to the administration of such account, and (b) such bank agrees to sweep on a daily basis all amounts received in the Concentration Account to the Collection Account.

5. On the Closing Date, (a) the lock box and blocked account arrangements shall immediately become operative at the banks at which the Lock Box
Accounts and the Concentration Account are maintained, and (b) amounts outstanding under the Revolving Credit Loan (for purposes of the Borrowing Availability) shall be reduced through daily sweeps of the Lock Box Accounts and Secondary Concentration Accounts into the Concentration Account, and of the Concentration Account into the Collection Account. Borrower, each Subsidiary thereof and Cambria acknowledges that it shall have no right to gain access to any of the moneys in the Lock Box Accounts, the Secondary Concentration Accounts or the Concentration Account until after the Termination Date.

6. Borrower, each of its Subsidiaries and Cambria may maintain, in its name, accounts (together with the Subsidiary Disbursement Accounts the "Disbursement Accounts") at a bank or banks acceptable to Lender for use solely in accordance with the provisions of Section 1.3. The Lender shall, from time to time, deposit proceeds of Revolving Credit Advances pursuant to
Section 1.1 into the Disbursement Accounts of Borrower. Notwithstanding anything set forth in the Agreement or the other Loan Documents to the contrary, no Subsidiary Disbursement Account shall at any time have a balance in excess of $20,000 and no deposits shall be made to any Subsidiary Disbursement Account except from Borrower's Disbursement Accounts and only as is necessary to make payments permitted under the Loan Documents which are then due and payable. All of the Disbursement Accounts as of the Closing Date are listed in Attachment I hereto. To the extent required by Lender Borrower shall cause the banks at which the Disbursement Accounts are maintained to enter into the pledged account agreements (the "Disbursement Account Agreements") with Lender.

7. All amounts deposited in the Collection Account shall be deemed received by Lender in accordance with the terms of Section 1.10 and shall be applied (and allocated) by Lender in accordance with the terms of Section 1.11.

8. Upon the request of Lender, Borrower shall forward to Lender, on a daily basis, evidence of the deposit of all items of payment received by Borrower or any Subsidiary thereof into the Lock Box Accounts and copies of all such checks and other items, together with a statement showing the application of those items relating to payments on Accounts to outstanding Accounts and a collection report with regard thereto in form and substance satisfactory to Lender.








                           ATTACHMENT I TO SCHEDULE D


LIST OF LOCK BOX ACCOUNTS, CONCENTRATION ACCOUNT AND DISBURSEMENT ACCOUNTS

1.  Lock Box Accounts and Secondary Concentration Accounts of Borrower.


European American Bank
330 Sunrise Highway
Rockville Centre, NY 11570
Attn:  Phil Thompson
Accnt #:             36079085
                     36089480
                     36090595
                     36091056
                     36091072
                     36091080 (Secondary Concentration Account)

The Chase Manhattan Bank
1055 Old Country Road
Westbury, NY 11590
Attn:  William Brahe

CMB Westbury
Accnt #:             211500330065
                     211500342365
                     211500340765
                     211500341565
                     211500326365
                     211500325565
                     211500351165
                     211500206865
                     211500200965
                     211500388865
                     211500357065
                     211500386165
                     904549968            (Secondary Concentration Account)

CMB Carle Place
Accnt #:             3051139685
                     3051139693
                     904549968            (Secondary Concentration Account)


2.  Lock Box Accounts of Subsidiaries

European American Bank
330 Sunrise Highway
Rockville Centre, NY 11570
Attn:  Phil Thompson
Accnt #:             36079101 for Ames Auto Warehouse Inc.

Chase Manhattan Bank
1055 Old Country Road
Westbury, NY 11590
Attn:  William Brahe

CMB Westbury
Accnt #:             783500081865 for Aid Flatlands Ave. Inc.


3.  Concentration Account.

Bankers Trust Company
New York, New York
Attn:  Julianne Morledge
Accnt #:  00-351-580


4.  Disbursement Accounts of Borrower.


Israel Discount Bank of New York
511 Fifth Avenue
New York, NY 10017
Attn:  Jerry Hertzman
Accnt #:             308670
(Primary Disbursement Account)

European American Bank
330 Sunrise Highway
Rockville Centre, NY 11570
Attn:  Phil Thompson
Accnt #:             36074722             (Miscellaneous Disbursement Account)
                     36089282             (Payroll Account)

Bankers Trust Company
New York, New York
Attn:  Julianne Morledge
Accnt #:             00-351-599


5.  Disbursement Accounts of Subsidiaries and Cambria.


Israel Discount Bank of New York
511 Fifth Avenue
New York, NY 10017
Attn:  Jerry Hertzman
Accnt #:             308689
Accnt Name:          Ames Auto Warehouse Inc.

European American Bank
330 Sunrise Highway
Rockville Centre, NY 11570
Attn:  Phil Thompson
Accnt #:             38082337
Accnt Name:          Cambria Heights Aid Inc.

Accnt #:             36090314
Accnt Name:          Bethpage Superstore Aid Auto Inc.

Accnt #:             36090298
Accnt Name:          Bellmore Aid Inc.


Accnt #:             36090579
Accnt Name:          Oceanside Super Store Aid Auto Inc.

Accnt #:             36090587
Accnt Name:          Hillside Avenue Aid Inc.

Accnt #:             36090306
Accnt Name:          Glen Cove Superstore Aid Auto Inc.

Accnt #:             36090322
Accnt Name:          North Babylon Superstore Aid Auto Inc.

Accnt #:             36090330
Accnt Name:          Perfect Choice Automotive Products Inc.

Accnt #:             36091007
Accnt Name:          White Plains Aid, Inc.

Accnt #:             36091015
Accnt Name:          Aid Flatlands Avenue, Inc.


Bankers Trust Company
New York, New York
Attn:      Julianne Morledge
Accnt #:             00531039
Accnt Name:          Ames Automotive Warehouse, Inc.



                                SCHEDULE E - FEES

CLOSING FEE: A closing fee of $25,000 is payable by Borrower to Lender on the Closing Date against which would be credited any portion of the underwriting deposit of $60,000 previously paid by Borrower to Lender remaining after deduction of any transaction expenses incurred by Lender through the Closing Date. Lender shall provide to Borrower on the Closing Date a statement setting forth a calculation of the foregoing.

UNUSED LINE FEE: For each day after the Closing Date, and through but including the Termination Date, an amount equal to (a) the Maximum Amount less the outstanding amount of the Revolving Credit Loan (exclusive of accrued, but unpaid, interest, for such day) multiplied by (b) 0.25%, the product of which is then divided by 360. The Unused Line Fee for each month (except for the month in which the Termination Date occurs) is payable on the first Business Day of the immediately following month, beginning on the first Business Day of the month following the month in which the Closing Date occurs; the final monthly installment of the Unused Line Fee is payable on the Termination Date. Notwithstanding the foregoing, any unpaid Unused Line Fee is immediately due and payable on the Commitment Maturity Date.

COLLATERAL MONITORING FEE: $5,000 for each year or part of a year, payable in advance on the Closing Date and on the first Business Day of each year following the Closing Date and prior to the Commitment Maturity Date.

PREPAYMENT FEE:

An amount equal to the Maximum Amount multiplied by:

3% if Lender's obligation to make further Revolving Credit Advances is terminated for any reason on or after the Closing Date and on or before the first anniversary of the Closing Date, payable on the Commitment Maturity Date; 2% if Lender's obligation to make further Revolving Credit Advances is terminated for any reason after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date, payable on the Commitment Maturity Date; or 1% if Lender's obligation to make further Revolving Credit Advances is terminated for any reason after the second anniversary of the Closing Date and before the third anniversary of the Closing Date, payable on the Commitment Maturity Date (it being understood that no such prepayment fee shall be payable in connection with payment of the Obligations on the third anniversary of the Closing Date).

Borrower acknowledges and agrees that (i) it would be difficult or impractical to calculate Lender's actual damages from early termination of Lender's obligation to make further Revolving Credit Advances for any reason, including pursuant to Section 1.2(b) or Section 8.2 of the Agreement or otherwise, (ii) the Prepayment Fee provided above is intended to be a fair and reasonable approximation of such damages, and (iii) the Prepayment Fee is not intended to be a penalty.

AUDIT FEES: Borrower will reimburse Lender at the rate of $650 per person per day, plus out of pocket expenses, for the audit reviews, field examinations and collateral examinations conducted by Lender's own personnel.

EXPENSES: Borrower will pay to Lender on demand all costs incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents; (b) collection (including the fees and expenses of all special counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Loan (including by wire transfer); (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Revolving Credit Loans or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower, any other Credit Party or any other Person or Persons), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Revolving Credit Loans, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral, including with respect to all of the foregoing: the fees, costs and expenses of attorneys, accountants, environmental advisors, appraisers, investment bankers, management and other consultants, and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.





                          SCHEDULE F - SCHEDULE OF DOCUMENTS


The obligation of Lender to make the initial Revolving Credit Advances is subject to satisfaction of the condition precedent that Lender shall have received the following, each, unless otherwise specified below or the context otherwise requires, dated the Closing Date, in form and substance satisfactory to Lender and its counsel, unless the context otherwise requires or as otherwise specified below:


I.         PRINCIPAL LOAN DOCUMENTS.

(a) Agreement. The Loan and Security Agreement duly executed by Borrower and the Subsidiary Guarantors.

(b) Revolving Credit Note. An original Revolving Credit Note duly executed by a responsible officer of Borrower to the order of Lender.

(c) Borrowing Base Certificate. An original Borrowing Base Certificate duly executed by a responsible officer of Borrower.

(d) Notice of Revolving Credit Advance. An original Notice of Revolving Credit Advance duly executed by a responsible officer of Borrower.

(e) Master Consignment Agreement. The Master Consignment Agreement duly executed by Borrower, Cambria and each of Borrower's Subsidiaries (except for Ames and Adelman), together with acknowledgement copies of proper
Financing Statements (Form UCC-1)(the "Financing Statements") listing
Borrower as consignor, each Subsidiary (other than Ames and Adelman) and Cambria as consignee and Lender as assignee duly filed under the Code of all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender's Lien created on the Collateral which is consigned Inventory.

(f) Bill of Sale. The Bill of Sale duly executed by Borrower and its Subsidiaries (other than Ames and Adelman) and Cambria.

(g) Ames Note. The original Ames Note duly executed by Ames to the order of Borrower together with an endorsement in blank duly executed by Borrower.

(h) Seller Subordination Agreement. The Seller Subordination Agreements each duly executed by Lender and Borrower and each of Werner S. Neuberger and Nuby's Auto, Inc.

(i)       Seller Subordinated Notes.  Copies of the Seller Subordinated Notes.

(j) PS Subordination Agreement. The PS Subordination Agreement duly executed by Philip L. Stephen, Lender and Borrower.

(k)       PS Subordinated Note.  A copy of the PS Subordinated Note.


II.        COLLATERAL DOCUMENTS.

(a) Acknowledgement Copies of Financing Statements. Acknowledgement copies of proper Financing Statements duly filed under the Code, or chattel mortgages duly filed under other applicable law, of all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender's Lien created on the Collateral.

(b) Other Evidence of Filing and Perfection. Certified copies of Requests for Information (Form UCC-11), or other evidence satisfactory to Lender, listing all effective financing statements or chattel mortgages which name Borrower (under its present name, any previous name or any trade or doing business name) or its Subsidiaries or Cambria as debtor and which are filed in the jurisdictions referred to in paragraph (a) above, together with copies of such other financing statements (none of which shall cover the Collateral).

(c) Stock Certificates. Certificates or other evidences of ownership representing all instruments constituting part of the Collateral (including without limitation the certificates for the Stock of all of Borrower's and Cambria's Subsidiaries) and appropriate undated stock powers (or the equivalent thereof) executed in blank.

(d) Intellectual Property Documents. Agreements relating to the granting to Lender of a security interest in Intellectual Property of Borrower and its Subsidiaries and Cambria to the extent applicable in a form suitable for filing with the appropriate Federal or State filing office.

(e) Other Recordings and Filings. Evidence of the completion of all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect Lender's Lien on the Collateral.

(f) Power of Attorney. The Powers of Attorney duly executed by Borrower and the Subsidiary Guarantors.


III.       THIRD PARTY AGREEMENTS.

(a) Landlord Consents. Unless otherwise agreed to in writing by Lender, duly executed landlord and bailee waivers and consents from the landlords of all of Borrower's and its Subsidiaries, and Cambria's leased locations where Collateral is held, in each case, in form and substance satisfactory to Lender.

(b) Cash Management System. Duly executed Lock Box Account Agreements, the Concentration Account Agreement and Disbursement Account Agreements as contemplated by Schedule D.


IV.        DOCUMENTS DELIVERED BY BORROWER AND SUBSIDIARY GUARANTORS.

(a) Secretary Certificate. A Secretary Certificate in the form of Exhibit E to the Agreement duly completed and executed by the Secretary of Borrower and of each Subsidiary Guarantor, together with all attachments thereto.

(b) Environmental Audit. Copies of all existing environmental reviews and audits and other information pertaining to actual or potential environmental claims relating to the Collateral as Lender may require.

(c) Financial Statements and Projections. Copies of the Financial Statements and Projections, which Projections shall include a capital expenditures budget for Borrower in form and substance satisfactory to Lender.

(d)       Insurance Policies.  Copies of insurance policies described in
Section 3.18 together with evidence showing loss payable or additional insured clauses or endorsements in favor of Lender.

(e) Certain Agreements. Copies of (i) any existing real property leases and equipment leases to which Borrower or any of its Subsidiaries or Cambria is a party and any other document or instrument evidencing or relating to existing Indebtedness of Borrower or any of its Subsidiaries or Cambria, together with all certificates, opinions, instruments, security documents and other documents relating thereto, (ii) all Franchise Documents listed on Disclosure Schedule (3.28), and (iii) other Material Contracts, all of which shall be satisfactory in form and substance to Lender, certified by an authorized officer of Borrower as true, correct and complete copies thereof.

(f) Franchisee Certificate. A certificate duly completed and executed by Borrower certifying the names and locations of certain former franchisees and franchisees against whom certain Liens are filed that reference the Borrower's or its Subsidiaries' names and certifying such other matters with respect to such Liens as Lender may require.

V.         LEGAL OPINION.

(a) Legal Opinion. An opinion of Cowan, Liebowitz & Latman, counsel to Borrower, in form and substance satisfactory to Lender.




                       SCHEDULE G - FINANCIAL COVENANTS


1. Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1:1 for each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 1996.

2. Minimum Net Worth. Borrower shall maintain at all times, Net Worth of Borrower and its Subsidiaries on a consolidated basis of not less than the amount for such period set forth below:

          Period:                                          Minimum Net Worth

          Closing Date to and
          including December 31, 1996                           $8,800,000

          From and including January 1, 1997
          to and including December 30, 1997                    $8,800,000

          From and including December 31, 1997
          to and including December 30, 1998                    $9,100,000

          From and including December 31, 1998
          to and including June 29, 1999                        $9,400,000

          From and including June 30, 1999
          and thereafter                                        $9,500,000


For purpose of this Schedule G the following terms shall have the meanings set forth below:

                     "EBITDA" shall mean, for any period, the Net Income
(Loss) of Borrower and its Subsidiaries on a consolidated basis for such period, plus interest expense, tax expense, amortization expense, depreciation expense and extraordinary losses and minus extraordinary gains, in each case, of Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

                     "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of the following for Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP: (a) EBITDA for such period plus non-cash charges for options, warrants and common equity to other service providers less Capital Expenditures for such period which are not financed through the incurrence of any Indebtedness (excluding the Revolving Credit Loan) to (b) the sum of (i) interest expense paid or deemed paid in respect of any Indebtedness during such period, plus (ii) regularly scheduled payments of principal paid or deemed paid on Funded Debt (excluding the Revolving Credit Loan) during such period, plus, (iii) taxes to the extent accrued or otherwise payable with respect to such period, plus (iv) dividends paid and/or declared during such period.

                     "Funded Debt" shall mean, for any Person, all of such Person's Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of such Person.

                     "Net Income (Loss)" shall mean with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

                     "Net Worth" shall mean, with respect to any Person, at any date, the total assets (excluding any assets attributable to any issuances by such Person of any Stock after the Closing Date) minus the total liabilities, in each case, of such Person at such date determined in accordance with GAAP.






                               SCHEDULE 1.1
                 LENDER'S AND BORROWER'S REPRESENTATIVES
                          FOR NOTICES; ADDRESSES

If to Lender, at:

                               General Electric Capital Corporation
                               201 High Ridge Road
                               Stamford, Connecticut 06927
                               Attention: Aid Auto Inc. Account Manager
                                                    Commercial Finance
                               Telecopy No.:  (203) 708-1005

                               With copies to:

                               GE Capital Commercial Finance, Inc.
                               201 High Ridge Road
                               Stamford, Connecticut  06927
                               Attention:  Commercial Finance
                                                   - Legal Department
                               Telecopy No.: (203) 316-7822

                               and

                               Paul, Hastings, Janofsky & Walker LLP
                               1055 Washington Boulevard
                               9th Floor
                               Stamford, Connecticut  06901
                               Attention:  Mario J. Ippolito, Esq.
                               Telecopy No.:  (203) 359-3031

If to Borrower, at:

                               Aid Auto Stores, Inc.
                               275 Grand Boulevard
                               Westbury, New York  11590
                               Attention:   Philip L. Stephen
                               Telecopy No.:  (516) 338-4643

                               With a copy to:

                               Cowan, Liebowitz & Latman
                               1133 Avenue of the Americas
                               New York, New York  10036

                               Attention: Robert Halper, Esq.
                               Telecopy No.:  (212) 790-9300




                         SCHEDULE 1.6 - ELIGIBLE ACCOUNTS


The Accounts constituting Eligible Accounts shall not include any Account:

                     (a) that does not arise from the sale of goods or the performance of services by Borrower or Ames in the ordinary course of its business;

                     (b) upon which (i) Borrower's or Ames' right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, including without limitation, by reason of progress billings, retainage accounts or percentage of completion billings or (ii) Borrower or Ames is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

                     (c) (i) against which any defense, counterclaim or setoff, whether well-founded or otherwise, is asserted against such Account or (ii) which is a "contra" Account, in each case to the extent of such defense, counterclaim, setoff or "contra" amount;

                     (d) that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for merchandise sold or services performed and accepted by the Account Debtor obligated upon such Account;

                     (e) with respect to which an invoice, acceptable to Lender in form and substance, has not been sent;

                     (f) that is not owned by Borrower or Ames or is subject to any right, claim, or interest of another Person, other than the Lien in favor of Lender;

                     (g) that arises from a sale to or performance of services for an employee, Affiliate, Subsidiary or Stockholder of any Credit Party, or an entity which has common officers or directors with any Credit Party;

                     (h) that is the obligation of an Account Debtor that is the Federal government or a political subdivision thereof, unless
Lender has agreed to the contrary in writing and Borrower or Ames, as the case may be, has complied with the Federal Assignment of Claims Act of 1940 with respect to such obligation;

                     (i) that is the obligation of an Account Debtor located in a foreign country unless such Account is supported by a letter of credit acceptable to Lender;

                     (j) that is the obligation of an Account Debtor to whom any Credit Party is or may become liable for goods sold or services rendered by the Account Debtor to such Credit Party, to the extent of such Credit Party's liability to such Account Debtor;

                     (k) that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional;

                     (l) that is an obligation for which the total unpaid Accounts of the Account Debtor exceed 25% of the net amount of all Accounts, to the extent of such excess;

                     (m) that is in default; provided, that an Account shall be deemed in default upon the occurrence of any of the following:

                               (i)        the Account is not paid either
           within 60 days from its due date or 90 days from its invoice date;

                               (ii)       the Account Debtor obligated on
           such Account suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

                               (iii)  a petition is filed by or against any
           Account Debtor obligated upon such Account under any bankruptcy law or any other national, state or provincial receivership, insolvency relief or other law or laws for the relief of debtors;

                     (n) that is the obligation of an Account Debtor that is in default (as defined in subparagraph (m) above) on 50% or more of the Accounts upon which such Account Debtor is obligated;

                     (o) that arises from any bill-and-hold or other sale of goods which remain in any Credit Party's possession or under any Credit Party's control;

                     (p) as to which Lender's interest therein is not a first priority perfected security interest;

                     (q) to the extent that such Account exceeds any credit limit established by Lender in Lender's sole discretion;

                     (r) as to which any representations or warranties pertaining to Accounts in any Loan Document are untrue;

                     (s) that represents interest payments or service charges owing to Borrower or Ames;

                     (t) that arises from a transaction with a Franchisee of Borrower other than in connection with the sale of goods to such Franchisee and provided that either such Franchisee has executed a no offset letter with respect to payment of such Account in form and substance satisfactory to Lender or reserves related thereto satisfactory to Lender in its discretion have not been established against Borrowing Availability;

                     (u) that is not otherwise acceptable in the sole discretion of Lender; or

provided, that (i) Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its sole judgment, and (ii) Lender shall establish a reserve against the amount of Eligible Accounts otherwise used in the Borrowing Base calculation for each percentage point that the dilution of Borrower's or Ames' Accounts (calculated as the average dilution over the most recent three months) exceeds 14%.





                        SCHEDULE 1.7 - ELIGIBLE INVENTORY


Inventory constituting Eligible Inventory shall not include Inventory that:

                     (a) is not owned by Borrower free and clear of all Liens and rights of others, except first priority Liens in favor of Lender;

                     (b) is not located on premises owned or operated by Borrower and referenced in Disclosure Schedule (3.2);

                     (c) is not located on premises where the aggregate amount of all Inventory (valued at cost) located thereon is greater than $175,000, except for Inventory located at the Borrower's location at 323 Hempstead Turnpike, West Hempstead, New York 11552, as long as the aggregate amount of all Inventory (valued at cost) located thereon is greater than $125,000;

                     (d) is located on premises with respect to which Lender has not received a landlord or mortgagee letter acceptable in form and substance to Lender or reserves (including, without limitation, a Lease Payment Reserve) related thereto satisfactory to Lender in its discretion have not been established against Borrowing Availability;

                     (e)       is in transit;

                     (f) is covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to Lender;

                     (g) in Lender's reasonable credit judgment, is obsolete, unsalable, shopworn, damaged, unfit for further processing, is of substandard quality or is not of good and merchantable quality, free from any defects;

                     (h) does not consist of raw materials or finished goods;

                     (i)       consists of (i) discontinued items,
(ii) slow-moving or excess items held in inventory, or (iii) used items held for resale;

                     (j) does not meet all standards imposed by any Governmental Authority, including with respect to its production, acquisition or importation (as the case may be);

                     (k) is placed by Borrower on consignment or held by Borrower on consignment from another Person, except Inventory owned by Borrower and placed on consignment to an Aid Store Subsidiary pursuant to the Master Consignment Agreement and all financing statements under the Code contemplated by Section 3.26 shall have been filed and be in effect;

                     (l) is held for rental or lease by or on behalf of Borrower;

                     (m) is produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in 29 U.S.C. 215 or any successor statute or section;

                     (n) in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any other Loan Document;

                     (o) is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties;

                     (p) requires the consent of any Person for the completion of manufacture, sale or other disposition of such Inventory by Lender following an Event of Default and such completion, manufacture or sale constitutes a breach or default under any contract or agreement to which Borrower is a party or to which such Inventory is or may become subject; or

                     (q) is not otherwise acceptable in the sole discretion of Lender;

provided, that (i) Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its sole judgment.





                       SCHEDULE 6.1 - EXCLUDED COLLATERAL





              THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.



SoftSolution Network ID: STM-76843.6        Type: AGR






                                SCHEDULE 6.1
                             EXCLUDED COLLATERAL



(a) All collateral of Borrower and its wholly owned subsidiaries covered by UCC-1 financing statements as described on the Schedule of Excluded Collateral GECC/Aid Auto Stores, Inc. UCC Search Results annexed hereto, pledged to the following Persons:

                     (i)       Wasco Funding Corp.
                     (ii)      Active Capital Corp.
                     (iii)     Exide Corporation



(b) All collateral of Borrower and its wholly-owned subsidiaries in which USL Capital has taken or will take a security interest pursuant to Master Lease Agreement dated August 2, 1996 as described on the Equipment Schedule annexed hereto.